AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                      PROTECTION ONE, INC.                                       PROTECTION ONE ALARM MONITORING, INC.
     (Exact Name of Registrant as Specified in Its Charter)             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                  92-1063813                   DELAWARE                     93-1064579
(State or Other Jurisdiction of                 (I.R.S. Employer     (State or Other Jurisdiction        (I.R.S. Employer
Incorporation or Organization)                 Identification No.)       of Incorporation or             Identification No.)
                                                                            Organization)

                                      7382
            (Primary Standard Industrial Classification Code Number) For Co-Registrants, please see "Table of Co-Registrants"


                                                       JOHN E. MACK III
                                                    CHIEF EXECUTIVE OFFICER
                                                     PROTECTION ONE, INC.
    600 CORPORATE POINTE, 12TH FLOOR         600 CORPORATE POINTE, 12TH FLOOR
     CULVER CITY, CALIFORNIA 90230             CULVER CITY, CALIFORNIA 90230
             (310) 342-6300                           (310) 342-6300
(Address, Including Zip Code, and Telephone      (Name, Address, Including Zip
                                                            Code, and
Number, Including Area Code, of Registrants'   Telephone Number, Including Area
        Principal Executive Office)               Code, of Agent For Service)

                                   Copies to:

                                JEREMY W. DICKENS
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                               DALLAS, TEXAS 75201
                                 (214) 746-7700

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. |_|

    If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this form is a post-effective amendment filed under the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED       PROPOSED
                                                         MAXIMUM        MAXIMUM       AMOUNT OF
         TITLE OF EACH CLASS OF        AMOUNT TO BE  OFFERING PRICE    AGGREGATE    REGISTRATION
       SECURITIES TO BE REGISTERED      REGISTERED      PER UNIT    OFFERING PRICE     FEE(1)
       ---------------------------      ----------      --------    --------------     ------
      8 1/8% Series B Senior
      Subordinated Notes due 2009.    $ 350,000,000        N/A      $ 350,000,000     $ 97,300

      Senior Subordinated Guarantees        N/A            N/A            N/A            N/A


(1)      Calculated in compliance Rule 457(f) under the Securities Act of 1933.

         THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN COMPLIANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SEC, ACTING UNDER SECTION 8(A), MAY DETERMINE.

================================================================================

DA1:\165065\05\3jd505!.DOC\68523.0005

                             TABLE OF CO-REGISTRANTS


                                                                                    PRIMARY STANDARD             IRS
                                                            STATE OR OTHER             INDUSTRIAL              EMPLOYER
                                                            JURISDICTION OF          CLASSIFICATION         IDENTIFICATION
                     NAME                                    INCORPORATION             CODE NUMBER              NUMBER
                     ----                                    -------------             -----------              ------
    Network Multi-Family Security Corporation..............    Delaware                   7382                75-2050133
    Protection One International, Inc......................    Delaware                   7382                95-4716135
    Comsec/Narragansett Security, Inc......................    Delaware                   7382                06-1093130
    Protection One Investments, Inc........................    Delaware                   7382                95-4716134


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 29, 1999

PROSPECTUS


                                  $350,000,000
                      PROTECTION ONE ALARM MONITORING, INC.
       (GUARANTEED BY PROTECTION ONE, INC. AND OTHER OF ITS SUBSIDIARIES)

                                OFFER TO EXCHANGE
          REGISTERED SERIES B 8 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                                 FOR ANY AND ALL
              OUTSTANDING 8 1/8% SENIOR SUBORDINATED NOTES DUE 2009

o The exchange offer will expire at 5:00 p.m., New York City time on , 1999, unless we extend this date.

o All outstanding notes that you validly tender and do not withdraw will be exchanged.

o If you decide to participate in this exchange offer, the registered notes you receive will be the same as your outstanding notes, except that, unlike your outstanding notes, you will be able to offer and sell the registered notes freely to any potential buyer in the United States.

o    We will not receive any proceeds from the exchange offer.

o You will not owe additional federal income taxes if you exchange your outstanding notes.

o You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

                              --------------------

     We are not making this exchange offer in any state where the exchange offer is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the registered notes to be issued in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 8, WHICH DESCRIBES INFORMATION YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                              --------------------


                                                      , 1999

                               PROSPECTUS SUMMARY

         The following summary highlights the key terms of the exchange offer and the registered notes being offered to you. We encourage you to read this prospectus in its entirety. Unless the context requires otherwise, "we," "our" or similar terms refer only to Protection One Alarm Monitoring, Inc. and not to Protection One, Inc., its subsidiaries or its predecessors. The outstanding notes and the registered notes are referred to collectively herein as the "notes."

         On December 21, 1998, we completed the private offering of $350,000,000 principal amount of 81/8% Senior Subordinated notes due 2009. These outstanding notes are guaranteed by our parent, Protection One, Inc., and all of our domestic subsidiaries that guarantee other of our indebtedness. We and these guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer by June 21, 1999. As a holder of outstanding notes, you are entitled to exchange in the exchange offer your unregistered notes for a new series of notes which we have registered under the Securities Act and which have substantially identical terms. We are obligated to pay additional interest on the notes if we do not consummate the exchange offer by June 21, 1999. You should read the discussion under the heading "Summary of Terms of the Registered Notes" and "Description of the Registered Notes" for further information regarding the registered notes.

         We believe that the registered notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to some conditions. Following the exchange offer, any outstanding notes held by you that are not exchanged in the exchange offer will continue to have the existing restrictions on transfer on these notes and, except in some circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of the notes held by you. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and the resale of notes.

                 SUMMARY OF MATERIAL TERMS OF THE EXCHANGE OFFER

ISSUER ...........................  Protection One Alarm Monitoring, Inc., a
                                    wholly owned subsidiary of Protection One, Inc.

GUARANTORS .......................  The payment obligations of the registered notes will be fully and unconditionally
                                    guaranteed by Protection One, Inc., as well as Protection One International, Inc., Protection One Investments, Inc., Network MultiFamily Security Corporation and Comsec Narragansett Security, Inc., all of which are direct or indirect wholly owned domestic subsidiaries of Protection One, Inc.

SECURITIES OFFERED ...............  $350,000,000 aggregate principal amount of
                                    Series B 81/8% Senior Subordinates notes due
                                    2009, which we have registered under the Securities Act.

REGISTRATION RIGHTS AGREEMENT ....  You have the right to exchange your outstanding notes for registered notes with substantially identical terms. This exchange offer is being made to satisfy these rights. Except in limited circumstances described under "The Exchange Offer -- Purpose and Effect," after the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding or registered notes.

THE EXCHANGE OFFER ...............  We are offering to exchange $1,000 principal amount of our registered notes for each
                                    $1,000 principal amount of our unregistered outstanding 81/8% Senior Subordinated notes due 2009, which we issued in December 1998 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                                    As of this date, there is $350,000,000
                                    principal amount of notes outstanding. We will issue the registered notes promptly after the expiration of the exchange offer.

RESALES ..........................  We believe that the registered notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                    o        the registered notes issued in the
                                             exchange offer are being acquired
                                             in the ordinary course of your
                                             business;

                                    o        you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate, in the
                                             distribution of the registered
                                             notes issued to you in the exchange
                                             offer; and

                                    o        you are not an "affiliate" of our
                                             company.

                                    If our belief is inaccurate and you transfer any registered note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, this liability.

                                    Each broker-dealer that issued registered notes in the exchange offer for its own account in exchange for notes which were acquired by it as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the registered notes issued to it in the exchange offer.

                                    The exchange offer is not being made to, nor will we accept surrenders for exchange from, the following:

                                    o        holders of outstanding notes in any
                                             jurisdiction in which this exchange
                                             offer or the acceptance of the
                                             exchange offer would not be in
                                             compliance with the applicable
                                             securities or "blue sky" laws of
                                             that jurisdiction; and

                                    o        holders of outstanding notes who
                                             are affiliates of our company.

RECORD DATE ......................  We mailed this prospectus and the related exchange offer documents to registered
                                    holders of outstanding notes on , 1999.

EXPIRATION DATE ..................  The exchange offer will expire at 5:00 p.m.,
                                    New York City time, , 1999, unless we decide to extend this expiration date.

CONDITIONS TO THE EXCHANGE OFFER .  We may terminate or amend the exchange offer if:

                                    o        any legal proceeding, government
                                             action or other adverse development
                                             materially impairs our ability to
                                             complete the exchange offer; or

                                    o        any SEC rule, regulation or
                                             interpretation materially impairs
                                             the exchange offer.

                                    We may waive any or all of these conditions.
                                    At this time, there are no adverse
                                    proceedings, actions or developments pending or, to our knowledge, threatened and no governmental approvals are necessary to complete the exchange offer.

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES ..............  you wish to tender your outstanding notes for exchange and accept the exchange offer you must transmit to The Bank of New York, as exchange agent, on or before the expiration date either:

                                    o        a properly completed and duly
                                             executed letter of transmittal,
                                             which accompanies this prospectus,
                                             or a facsimile of the letter of
                                             transmittal, together with your
                                             outstanding notes and any other
                                             required documentation, to The Bank
                                             of New York at the address found in
                                             this prospectus under the heading
                                             "The Exchange Offer--Exchange
                                             Agent," and on the front cover of
                                             the letter of transmittal; or

                                    o        a computer generated message
                                             transmitted by means of the
                                             Automated Tender Offer Program, or
                                             ATOP, system operated by The
                                             Depository Trust Company and
                                             received by The Bank of New York
                                             and forming a part of a
                                             confirmation of book entry transfer
                                             in which you acknowledge and agree
                                             to be bound by the terms of the
                                             letter of transmittal.

                                    If either of these procedures cannot be
                                    satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

                                    By executing the letter of transmittal, you will be representing, among other things, that:

                                    o        you are acquiring the registered
                                             notes in the exchange offer in the
                                             ordinary course of your business;

                                    o        you are not participating, do not
                                             intend to participate, and have no
                                             arrangement or understanding with
                                             any person to participate, in the
                                             distribution of the registered
                                             notes issued to you in the exchange
                                             offer; and

                                    o        you are not an "affiliate" of our
                                             company.

UNTENDERED OUTSTANDING NOTES .....  If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will not have any further registration or exchange rights and your outstanding notes will continue to have restrictions on transfer. These unregistered notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws or pursuant to an exemption from the Securities Act or these securities laws. We do not currently plan to register the outstanding notes under the Securities Act. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS ..............  If you are a beneficial owner whose notes are registered in the name of a broker,
                                    dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

                                    The transfer of registered ownership may take considerable time and may not be able to be completed before the expiration date.

GUARANTEED DELIVERY PROCEDURE ....  If you wish to tender your outstanding notes and time will not permit your required
                                    documents to reach The Bank of New York by the expiration date of the exchange offer, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver certificates for your outstanding notes on time, you may tender your outstanding notes under the procedures described in this prospectus under the heading "The Exchange Offer --Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS ................  You may withdraw the tender of your outstanding notes at any time before the expiration of the exchange offer on the expiration date.

FEDERAL INCOME TAX CONSIDERATIONS.  The exchange of outstanding notes for registered notes will not be a taxable event for United States federal income tax purposes.

USE OF PROCEEDS ..................  We will not receive any proceeds from the issuance of the registered notes under the exchange offer. We will pay all of the expenses incident to the exchange offer.

EXCHANGE AGENT ...................  The Bank of New York is serving as the exchange agent in connection with the
                                    exchange offer.

         Please review the information on page 18 under "The Exchange Offer" for more detailed information concerning the exchange offer.

                    SUMMARY OF TERMS OF THE REGISTERED NOTES

         We will pay interest on the registered notes in the same manner as the outstanding notes. You should be aware that the indenture that currently governs your outstanding notes is the same indenture that will govern the registered notes, except there will be no restrictions on your sale of registered notes.


Interest Payment Dates....................  January 15, and July 15 of each year, commencing on July 15, 1999.

Optional Redemption.......................  We may redeem any of the registered notes at any time at the redemption
                                            price described herein, plus accrued
                                            interest, if any.

Change of Ownership of the Issuer.........  If we have a change of ownership, we will be required to offer to
                                            purchase the notes from you at a
                                            purchase price equal to 101% of
                                            their principal amount, plus accrued
                                            and unpaid interest, if any, to the
                                            date of repurchase. We may not have
                                            sufficient funds at the time of any
                                            change of ownership to make any
                                            required debt repayment, including
                                            repurchases of your registered
                                            notes.

Guarantees of the Registered Notes........  Our parent and our domestic subsidiaries on the issue date, as
                                            well as future domestic subsidiaries
                                            that guarantee our credit facility
                                            or other indebtedness, will
                                            guarantee the registered notes on an
                                            unsecured senior subordinated basis.
                                            These guarantees will rank junior in
                                            right of payment to the guarantors'
                                            senior indebtedness and equal in
                                            right of payment to any of the
                                            guarantors' senior subordinated
                                            indebtedness. Each guarantor will
                                            guarantee the entire principal
                                            amount of your registered notes. The
                                            guarantees rank first in right of
                                            payment before all of their junior
                                            or lower ranked debt. The guarantors
                                            do not secure payment of the
                                            guarantees by any of their assets.
                                            As a result, if any guarantor goes
                                            bankrupt, its secured creditors will
                                            be assured of payment from its
                                            assets before your claims are paid
                                            under the guarantee.

Ranking...................................  The registered notes:

                                            o          are not secured by any
                                                       assets of the issuer;

                                            o          will be subordinated to
                                                       all of our senior
                                                       indebtedness;

                                            o          will rank equally with
                                                       all of our senior
                                                       subordinated
                                                       indebtedness; and

                                            o          will be senior to all of
                                                       our subordinated
                                                       indebtedness.

Key Covenants.............................  The indenture under which we will issue the registered notes contains
                                            covenants for your benefit which
                                            restrict our ability or the
                                            guarantors to, among other things:

                                            o          borrow additional money;

                                            o          pay dividends on or
                                                       redeem their capital
                                                       stock, or make other
                                                       restricted payments or
                                                       investments;

                                            o          sell assets;

                                            o          merge or consolidate with
                                                       any other person; or

                                            o          effect a consolidation or
                                                       merger.

                                            However, these limitations will have
                                            a number of important qualifications
                                            and exceptions. If the registered
                                            notes attain Investment Grade Status
                                            (as defined herein), substantially
                                            all of these covenants will cease to
                                            apply.

Form of the Registered notes..............  One or more permanent global securities, in fully registered
                                            form, will represent the registered
                                            notes. We will deposit the
                                            registered notes with The Bank of
                                            New York, as custodian for The
                                            Depository Trust Company The
                                            registered notes will be registered
                                            in the name of a nominee of The
                                            Depository Trust Company, as the
                                            depositary. The Depository Trust
                                            Company and its participants will
                                            maintain records in book-entry form
                                            showing beneficial interests in the
                                            registered notes and transfers of
                                            these interests.

Absence of a Public Market................  We cannot assure you that a public market for the registered notes will
                                            develop in the future or, if
                                            developed, will continue. Morgan
                                            Stanley & Co., Inc., Chase
                                            Securities, Inc., First Union
                                            Capital Markets, NationsBanc
                                            Montgomery Securities LLC and TD
                                            Securities were the initial
                                            purchasers and have advised us that
                                            they currently intend to make a
                                            market in the registered notes.
                                            However, the initial purchasers have
                                            no obligation to make a market and
                                            they may discontinue any market
                                            making with respect to the
                                            registered notes at any time without
                                            notice. We do not intend to list the
                                            registered notes on any securities
                                            exchange or to seek approval for
                                            their quotation on Nasdaq or any
                                            other automated quotation system.
                                            This could affect your ability to
                                            sell the registered notes.

                                  RISK FACTORS

         Ownership of the outstanding notes or the registered notes involves a high degree of risk. Before making your decision to participate in the exchange offer or invest in any registered notes, you should give careful consideration to the following factors, as well as the other information in this prospectus and in our filings with the SEC incorporated by reference in this prospectus.


YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES FOR REGISTERED NOTES IN THE EXCHANGE OFFER

         If you fail to exchange your outstanding notes for registered notes under the exchange offer, your outstanding notes will continue to have transfer restrictions found in:

        o the provisions of the indenture regarding transfer and exchange of your outstanding notes and

        o the restrictions on transfer of your outstanding notes contained in the restrictive legend found on your outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         In general, your outstanding notes may not be sold unless they are registered under the Securities Act and applicable state securities laws. We do not anticipate that we will register the outstanding notes under the Securities Act. See the "Exchange Offer -- Purpose and Effect". Based on interpretations of the staff of the SEC in no-action letters issued to third parties, we believe that the registered notes issued under the exchange offer in exchange for your outstanding notes may be offered for resale, resold, or otherwise transferred by you, unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire your registered notes:

        o       in the ordinary course of your business and

        o unless you are a broker-dealer, you have no arrangement or understanding with any person to participate in the distribution of your registered notes.

The SEC has not, however, considered the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer in other circumstances.

         Unless you are a broker-dealer, you must acknowledge that you are not engaged in or intend to engage in or have any arrangement or understanding with respect to the distribution of the registered notes to be acquired under the exchange offer. If you are our affiliate or are engaged in or intend to engage in, or have any arrangement or understanding with respect to the distribution of the registered notes to be acquired under the exchange offer, you:

        o may not rely on the applicable interpretations of the staff of the SEC and

        o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         If you are a broker-dealer that receives registered notes for your own account in exchange for your outstanding notes under the exchange offer, you must acknowledge that your outstanding notes were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of your registered notes. If you are a broker-dealer, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act if you acknowledge your broker-dealer status on the letter of transmittal and if you deliver a prospectus in connection with any resale of your registered notes. This prospectus, as it may be amended and supplemented from time to time, may be used by you if you are a broker-dealer in connection with resales of registered notes received in exchange for your outstanding notes where your outstanding notes were acquired by you as a result of market-making activities or other trading activities. In addition, for you to comply with the securities laws of some jurisdictions, if applicable, your registered notes may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or an exemption from registration or qualification is available and complied with. We have agreed, under the registration rights agreement and subject to some limitations contained in the registration rights agreement, to cooperate with you to register or qualify the registered notes for offer or sale under the securities laws of the jurisdiction you may reasonably request. Unless you make a request, we do not intend to register or qualify the sale of the registered notes in any jurisdictions. See the "Exchange Offer."

IF A CHANGE IN OWNERSHIP OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO PAY YOUR REGISTERED NOTES

         Upon the occurrence of specific kinds of events which cause a change of our ownership, we will be required to offer to repurchase all of the registered notes. Our credit facility prohibits us from purchasing the notes and other debt that ranks junior to the credit facility. Moreover, we may not have sufficient funds at that time to make this repurchase of registered notes. The change in ownership purchase feature of the registered notes may in some circumstances discourage or make it more difficult for a sale or takeover our Company to take place. For more information, see "Description of the Registered Notes -- Change of Control."

THERE MAY NOT BE A PUBLIC MARKET FOR YOUR REGISTERED NOTES

         Prior to the exchange offer, there was no public market for the registered notes. We have been informed by the initial purchasers, Morgan Stanley & Company Inc., Chase Securities Inc. First Union Capital Markets, NationsBanc Montgomery Securities LLC and TD Securities, that they intend to make a market in the registered notes after the exchange offer is completed. The initial purchasers may, however, cease their market-making at any time. In addition, the liquidity of the trading market in the registered notes, and the market price quoted for the registered notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for your registered notes. We do not intend to apply for listing or quotation of the registered notes on any securities exchange or stock market. To the extent that outstanding notes are tendered and accepted in the exchange offer, the market for the remaining untendered outstanding notes could be adversely affected.

WE HAVE A SUBSTANTIAL AMOUNT OF DEBT, WHICH COULD LIMIT OUR GROWTH AND AFFECT OUR FINANCIAL PERFORMANCE

         We have, and will continue to have, a large amount of consolidated indebtedness when compared to the equity of our stockholders. The terms of various indentures and credit agreements that govern our indebtedness limit, but do not prohibit, the incurrence of additional indebtedness. We expect to incur additional indebtedness in the future to fund future acquisitions of subscriber accounts.

Additionally, please be aware that:

        o As of December 31, 1998, on a consolidated basis with Protection One, Inc. and its subsidiaries, we had outstanding long-term indebtedness, including capital leases, of approximately $927.0 million, total indebtedness of $969.2 million, an accumulated deficit of $45.8 million and stockholders' equity of $1,345.1 million. Our ratio of total indebtedness to stockholders' equity, calculated on a consolidated basis with Protection One, Inc. and its subsidiaries, was 0.72 and total indebtedness to total capitalization was 0.42 as of December 31, 1998.

        o As of December 31, 1998, on a consolidated basis with Protection One, Inc. and its subsidiaries, we and our consolidated subsidiaries had approximately $42.4 million of debt outstanding, or 4% of total indebtedness, bearing interest at a weighted average floating interest rate of 6.8%. Therefore, our financial results are and will continue to be affected by changes in prevailing interest rates.

A large amount of indebtedness could have negative consequences, including, without limitation:

        o our ability to obtain additional financing in the future for working capital, acquisitions of subscriber accounts, capital expenditures, general corporate purposes or other purposes;

        o our ability to withstand a downturn in our business or the economy generally; and

        o our ability to compete against other less leveraged companies may be adversely affected.

         Our ability to satisfy any payment obligations will depend, in large part, on our performance, which will ultimately be affected by general economic and business factors, many of which will be outside management's control. We believe that the cash flow from operations combined with borrowings under our credit facility will be enough to meet our expenses and interest obligations. However, if these payment obligations can't be satisfied, we will be forced to find alternative sources of funds by selling assets, restructuring, refinancing debt or seeking additional equity capital. There can be no assurance that any of these alternative sources would be available on satisfactory terms or at all.

OUR DEBT AGREEMENTS IMPOSE OPERATIONAL RESTRICTIONS ON US

         Our credit facility requires us to maintain financial covenants, and the indentures governing our public indentures require us to satisfy financial covenants in order to borrow additional funds. The most restrictive of these covenants are contained in the credit facility and require the following:

        o Total debt to annualized EBITDA for the most recent quarter must be less than 5.0 through December 31, 1999 and less than 4.5 thereafter;

        o Annualized EBITDA for the most recent quarter to interest expense for the latest four fiscal quarters must be greater than 2.75; and

        o       Senior debt to annualized EBITDA must be less than 4 to 1.

         In each case, the ratio should reflect the impact of acquisitions and other capital investments for the entire period covered by the calculation. Moreover, we are required to obtain approval of the lenders under the credit facility to make acquisitions valued at $125.0 million or more or in businesses outside our current scope of operations. Our ability to comply with the ratios and the tests will be affected by events outside our control and there can be no assurance that we will meet those tests. A breach of any of the covenants or failure to meet the tests could result in an event of default under the credit facility, which would allow the lenders to declare all amounts outstanding immediately due and payable. In the case of the credit facility, if we are unable to pay the amounts due, the lenders could accelerate the indebtedness under the credit facility, which would in turn be an event of default under our various indentures governing our publicly held indebtedness. If the amounts outstanding under the credit facility are accelerated, there can be no assurance that our assets would be sufficient to repay the amount outstanding in full.


WE HAVE HAD A HISTORY OF LOSSES

         We incurred a net loss of $2.5 million in 1998 (a net loss of $10.7 million excluding the effect of non-recurring income, net), $42.7 million (restated) in 1997, and $0.7 million in 1996, and Westinghouse Security (our predecessor for accounting purposes) reported net losses of $4.9 million, $5.9 million, $1.8 million and $9.2 million in fiscal 1996, 1995, 1994 and 1993, respectively. These losses reflect, among other factors:

        o substantial charges incurred by us and Westinghouse Security for amortization of purchased customer accounts:

        o       interest incurred on indebtedness; and

        o       other charges required to manage operations.

         The charges identified above will increase as we continue to purchase customer accounts or increase indebtedness, or if interest rates on our indebtedness increases. There can be no assurance that we will attain profitable operations on an annual basis or at all.


THE COMPETITIVE MARKET FOR THE ACQUISITION OF ACCOUNTS MAY AFFECT OUR FUTURE PROFITABILITY

         A principal element of our business strategy will be to continue to grow rapidly by acquiring portfolios of alarm monitoring accounts. During the 1992-1998 period, acquisitions were the primary source of our growth. Since November 1997, we have completed in excess of 30 transactions, adding approximately one million subscribers. Growth via our authorized dealer program through which we acquire subscriber accounts has become an increasingly important component of our growth. We compete with major firms, some of whom have greater financial resources than we do, or may be willing to offer higher prices than we are prepared to offer to purchase subscriber accounts. The effect of competition may be to reduce the purchase opportunities available to us, thus reducing our rate of growth, or to increase the price we pay for subscriber accounts, which could have a material adverse effect on our return on investment in such accounts on our business, and results of operations, financial condition, prospects and ability to service debt.


THE INTEGRATION OF ACQUIRED BUSINESSES REQUIRES SUBSTANTIAL MANAGEMENT TIME AND EFFORT, WHICH COULD DIVERT MANAGEMENT'S ATTENTION FROM OTHER MATTERS

         Significant acquisitions, including the 1997 business combination with the security businesses of Western Resources, Inc. and the pending acquisition of Lifeline Systems, Inc., have and will place very significant demands on us with respect to management, operational resources and financial and internal control systems. Our future operating results will depend, in part, on our ability to continue to implement and to improve our operating and financial controls and to expand, to train and to manage our employee base. Significant risks also exist in the consolidation of our systems, operations and administrative functions. We also face risks associated with entering new lines of business and will be dependent on the management of these business lines as we integrate operations, systems and/or financial controls. Significant changes in quarterly revenues and costs may result from the execution of this business strategy, resulting in fluctuating financial results. Additionally, managing the growth of the business may limit the time available to our management to attend to other operational, financial and strategic issues.


WE COULD DISCOVER PROBLEMS WITH ACQUIRED BUSINESSES AFTER THEIR ACQUISITION

         Acquisitions of subscriber account portfolios involve a number of uncertainties. Sellers in smaller transactions typically do not have audited historical financial information with respect to the acquired accounts. Therefore, in making acquisition decisions, we have generally relied on management's knowledge of the industry, due diligence procedures and representations and warranties of the sellers. There can be no assurance that these representations and warranties are or will be true and complete or, if these representations and warranties are inaccurate, that we will be able to uncover any inaccuracies in the course of its due diligence or recover damages from the seller in an amount sufficient to fully compensate it for any resulting losses. Risks associated with these uncertainties include, without limitation, the following:

        o the possibility of unanticipated problems not discovered prior to the acquisition;

        o additional expenses required to integrate the acquired company's systems;

        o       higher than expected account customer losses; and

        o for acquisitions that are structured as stock purchases of other companies, the assumption of unexpected liabilities and losses from the disposition of unnecessary or undesirable assets of the acquired companies.

         Also, because the primary consideration in acquiring a portfolio of subscriber accounts is the monthly recurring revenue associated with the purchased accounts, the price we have paid has customarily been directly tied to such monthly recurring revenue. This price varies based on the number and quality of accounts being purchased from the seller, the historical activity of these acquired accounts, the anticipated profit margins and other factors.

         An important aspect of our acquisition program is the integration of customer accounts into our operations after purchase. We have consummated well over 200 acquisitions since 1992 and have experienced nearly all of the problems and challenges described in varying degrees. We have experienced acquisitions in which the quality of the accounts purchased, as defined by monthly recurring revenue, were not commensurate with our expectations. We have also experienced circumstances where the integration of an acquisition required more time than expected, often related to differences in, or the inadequacy of, software and accounting systems of the seller. We have also experienced integration challenges where the servicing of newly acquired customer accounts suffered due to lack of coordination and systems. Depending upon the size, frequency and location of acquisitions, the integration of customers may adversely affect our provision of field repair services to existing customers, which may cause customer losses to increase and monthly recurring revenue to decline. In addition, if corporate or branch operations fail to integrate a substantial portion of or do not adequately service acquired customer accounts, we may experience higher rates of customer loss in the future.


WE WILL NEED ADDITIONAL FUNDING TO FINANCE OUR FUTURE GROWTH

         Our purchases of customer accounts through the dealer program and acquisitions of portfolios of customer accounts and new lines of business have generated cash needs that exceed the net cash provided by our operating activities. We intend to continue to pursue customer account growth through the dealer program and acquisitions. As a result, we will need additional funding from additional borrowings under our credit facility or through the sale of additional securities in the future. Depending on the price at which new equity, if any, is sold, the issuance of additional equity securities may dilute voting power, percentage ownership and earnings per common share realized by then current stockholders. Any inability to obtain funding through external financing could adversely affect our ability to increase our customers, revenues and cash flows from operations. There can be no assurance that we will be able to obtain external funding on favorable terms or at all.


WE LOSE SOME OF OUR CUSTOMERS OVER TIME

         We experience the loss of accounts as a result of, among other factors:

        o       relocation of customers;

        o       adverse financial and economic conditions; and

        o       competition from other alarm service companies.

         In addition, we experience the loss of newly acquired accounts to the extent we do not integrate or adequately service those accounts. Because some acquired accounts are prepaid on an annual, semiannual or quarterly basis, customer loss may not become evident for some time after an acquisition is consummated. An increase in this rate of customer loss could have a material adverse effect on our revenues and earnings.

         We have not historically observed that the rate of customer loss is correlated with the terms of the customer contracts; however, contracts with shorter terms give rise to more instances in which a customer may choose to terminate the relationship. Although the contract term varies due to the variety and number of sources from which we acquired them, based on our standard form of contract and the due diligence procedures we undertake in connection with account acquisitions, management believes that substantially all of our customer contracts provide for an initial term of one to five years. During the initial term, customers may not cancel the agreement without fulfilling their payment obligations, so customers that request cancellation during the initial term are billed for the balance of the initial term. Similarly, we believe that substantially all of our customer contracts include an "evergreen" provision, whereby the contract automatically renews for one to five year periods unless either party gives prior notice of cancellation, usually 30 to 90 days prior to expiration of the initial or any renewal term. Therefore, customers may only cancel their agreements by providing the required notice prior to expiration of the initial or a renewal term.

         When acquiring accounts, we seek under terms of the purchase agreement, to withhold a portion of the purchase price as a partial reserve against a greater than expected loss of customers. If the actual rate of customer loss for the accounts acquired is greater than the assumed rate at the time of the acquisition, and damages can not be recouped from the portion of the purchase price held back from the seller, this loss of customers could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to service our debt obligations. Moreover, there can be no assurance that we will be able to obtain purchase price holdbacks in future acquisitions, particularly acquisitions of large portfolios. We have no assurance that actual rates of customer losses for acquired accounts will not be greater than the rate we have assumed or historically incurred. Moreover, we are not able to predict accurately the impact that acquired accounts will have on the overall rate of customer losses.

         As of December 31, 1998, our cost of intangible assets, net of accumulated amortization, was approximately $2.2 billion, which constituted approximately 87.7% of the book value of our total assets. In contrast to the 10-year life for amortization of subscriber accounts, we amortize goodwill over a 40-year life. As a result of discussions with the SEC staff, we are reviewing our methodology for amortizing customer accounts. While we believe our amortization method is consistent with industry practices, a significant change in the amortization method would likely have a material effect on our consolidated results of operations. However, such a change would not reduce EBITDA. We also believe that the use of a 40-year estimated useful life for goodwill is appropriate because the many intangibles associated with our acquisitions will survive the estimated useful life of our customer accounts and management believes should add value to the organization over an extended period of time.

         The effects of the gross number of lost customers have historically been offset by a combination of factors that has resulted in an overall increase in the number of customers and/or revenue, including:

        o adding new accounts from customers who move into premises previously occupied by prior customers and in which security alarm systems are installed;

        o conversions of accounts that were previously monitored by other alarm companies to Protection One monitoring services;

        o accounts for which we obtain a guarantee from the seller that allows it to "put" back to the seller canceled accounts; and

        o       revenues from price increases and the sale of enhanced services.

         There can be no assurance that actual future experience will be consistent with our past experiences and assumptions based on these experiences. There could be a material adverse effect on our business, financial condition, results of operations, prospects or ability to service debt obligations if actual account attrition significantly exceeds assumed attrition and the period over which the cost of purchased subscriber accounts is amortized is shortened.


OUR RECENT ENTRANCE INTO EUROPE PRESENTS NEW OPERATIONAL CHALLENGES AND EXPOSES US TO FOREIGN CURRENCY FLUCTUATION

         As a result of our acquisitions of Compagnie Europeenne de Telesecurite in France and Hambro Countrywide Security plc in the United Kingdom, we will generate a portion of our revenues and operating income from operations in Europe. Although our European operations did not generate any significant earnings in 1998, they did generate approximately $44 million, or 10%, of revenues in 1998. We currently do not engage in hedging activities intended to offset the risk of exchange rate fluctuations, although we may in the future. Both the revenues from international operations and obligations of CET and Hambro denominated in foreign currency are subject in varying degrees to risks inherent in doing business outside the United States. Such risks include economic instability, currency exchange rate fluctuations, changes in import duties, trade restrictions, work stoppages, currency restrictions, the ability of CET to conduct business in the new European currency, known as the "euro," and other restraints and taxes. With respect to our exposure to fluctuations in currency exchange rates, we anticipate that substantially all of our foreign exchange transactions will be denominated in the euro (as discussed below). Any significant change in the value of the currencies of the countries in which we do business against the U.S. dollar could affect our ability to control our cost structure and satisfy foreign denominated obligations, which, in turn, could have a material adverse effect on our business, results of operations, financial condition, prospects and ability to service debt. Furthermore, depreciation of the value of the U.S. dollar against foreign currencies in which we transact business may have a negative impact on the income from operations of foreign operations.

         On January 1, 1999, eleven of the fifteen member countries of the European Union, not including the United Kingdom, established fixed conversion rates between their sovereign currencies, known as the "legacy currencies," and the euro. During a transition period from January 1, 1999 through December 31, 2001, legacy currencies will continue in use; however, the value of these currencies will be set at fixed and irrevocable conversion rates to the euro. Beginning in January 2002, new euro-denominated bills and coins will be issued and the legacy currencies will be withdrawn from circulation. We are addressing issues raised by the conversion to the euro, in ways such as adapting our information technology systems and assessing whether cross-border price transparency will limit CET's flexibility to charge different prices for similar products. CET's efforts to adapt its systems differ at its various European operations. Currently, none of CET's systems are capable of accommodating euro-denominated invoicing and purchasing transactions. Management believes the conversion to the euro has not affected our ability to subscribe new customers, pay vendors and employees or otherwise service existing customers since January 1, 1999. To the extent that existing or prospective vendors, customers or employees require CET to engage in euro-denominated transactions prior to CET's implementing systems capable of accommodating euro transactions, CET could lose these vendors, customers or employees. CET's significant European operations have formulated plans to accommodate all euro-denominated transactions and triangulation conventions by January 1, 2002.


OUR INCREASING RELIANCE ON DEALERS FOR GROWTH MEANS WE MUST CONTINUE TO ACQUIRE ACCOUNTS IN AN INCREASINGLY COMPETITIVE MARKET

         During the period 1995 through 1998, we increasingly began to rely on independent dealers as a source for new accounts. We expect that this emphasis will continue. Our dealer program competes with other major alarm monitoring firms that also acquire accounts through these independent dealers. Some of these firms with competitive dealer programs have substantial financial resources, including ADT Operations, Inc., a subsidiary of Tyco International, Inc., and the security subsidiaries of the Ameritech Corporation. We are also aware of other national firms with competitive dealer programs including Monitronics International, Inc., DMAC, as well as several large regional dealer programs. There can be no assurance that we will be able to retain or expand our current dealer base or that competitive offers to dealers will not require us to pay higher prices to dealers for subscriber accounts than have previously been paid. Such events could reduce our growth rate and increase our use of cash to fund growth. A lower growth rate or higher use of cash could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to service debt obligations.


DECLINES IN NEW CONSTRUCTION OF MULTI-FAMILY DWELLINGS MAY AFFECT OUR SALES IN THIS MARKETPLACE

         Demand for alarm monitoring services in the multi-family alarm monitoring market is tied to the construction of new multi-family structures. We believe that developers of multi-family dwellings view the provision of alarm monitoring services as an added feature that can be used in marketing newly developed condominiums, apartments and other multi-family structures. Accordingly, we anticipate that the growth in the multi-family alarm monitoring market will continue so long as there is a demand for new multi-family dwellings. However, the real estate market in general is cyclical and, in the event of a decline in the market for new multi-family dwellings, it is likely that demand for our alarm monitoring services to multi-family dwellings would also decline, which could negatively impact our results of operations.


WESTERN RESOURCES IS PROTECTION ONE'S PRINCIPAL STOCKHOLDER AND CONTROLS PROTECTION ONE'S ACTIONS

         Western Resources, through Westar Capital, Inc., a wholly owned subsidiary of Western Resources, owned approximately 85.4% of the outstanding common stock of Protection One as of December 31, 1998. Westar Capital has indicated that it may acquire additional shares of Protection One common stock prior to consummation of the Lifeline transaction in an amount sufficient for it to maintain an ownership position in excess of 80% of the issued and outstanding shares of Protection One common stock following the consummation of the transaction, although it is not bound by any agreement with us that would either obligate it to or prevent it from acquiring additional shares of Protection One common stock prior to or after the transaction. As long as Westar Capital continues to beneficially own in excess of 50% of the shares of Protection One common stock outstanding, Westar Capital will be able to direct the election of all directors of Protection One and exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations involving Protection One, our acquisition or disposition of material assets and our incurrence of indebtedness and the payment of dividends on Protection One common stock. Similarly, Westar Capital will continue to have the power to determine matters submitted to a vote of Protection One's stockholders without the consent of other stockholders, to prevent or cause a change in control of Protection One and could take other actions that might be favorable to Western Resources and Westar Capital, whether or not these actions would be favorable to Protection One or its stockholders generally.


WE FACE CHALLENGES ASSOCIATED WITH OUR OPERATIONAL REORGANIZATION

         On December 9, 1998, we announced that we had reorganized our operating structure into new divisions in order to better manage the increased scale and scope of operations. We contemplate that, if we consummate the Lifeline Acquisition, Lifeline will become another operating division. We also created a non-operating Executive Division with the intent to focus senior management's time on key strategic and capital formation initiatives. There can be no assurance that we will be able to realize the intended benefits of its new operating structure. Moreover, we face certain risks and uncertainties associated with management and operational reorganizations, including those relating to:

        o       changes in management responsibility and reporting structures

        o potential lack of communications until new reporting and communication structure becomes familiar

        o       potential loss of cohesive operational strategies and

        o       potential employee turnover.

         If we are unable to manage successfully these risks and uncertainties, there can be no assurance that the new operating structure will not have a material adverse affect upon our business, financial condition, results of operations, prospects and ability to service debt obligations.


                           FORWARD-LOOKING STATEMENTS

         This prospectus and the materials incorporated by reference include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as we "believe," "expect," "anticipate," or other words of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our expectations, including, among others, the factors discussed above under "Risk Factors." These forward-looking statements are made only as of the date of this prospectus or as of the date of the material incorporated by reference and we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable laws.


                       RATIO OF EARNINGS TO FIXED CHARGES

         In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by approximately $8.8 million, $14.1 million and $1.0 million for Protection One, Inc. and its consolidated subsidiaries during the years ended December 31, 1998, 1997 and 1996, respectively. For Protection One's predecessor, earnings were insufficient to cover fixed charges by approximately $7.8 million for the 53 weeks ended December 30, 1996, $9.6 million for the 52 weeks ended December 20, 1995, and $2.8 million for the 52 weeks ended December 20, 1994.

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the registered notes in exchange for the outstanding notes. In consideration for issuing the registered notes, we will receive outstanding notes in like original principal amount at maturity. Outstanding notes received in the exchange offer will be cancelled.

         The net proceeds to us from the original issuance of the outstanding notes, after deducting discount and estimated expenses, was approximately $342.8 million. We used those net proceeds to repay the outstanding borrowings under our revolving credit facility and for general corporate purposes and working capital. The revolving credit facility bears interest at a floating rate based on LIBOR or similar short-term interest rate indices. At the time we repaid the borrowings under the revolving credit facility, the weighted average rate for all borrowing under the facility was approximately 6.8%. The borrowings under the revolving credit facility were incurred to refinance the credit facility previously provided by Protection One, Inc.'s corporate parent, Westar Capital, Inc., which borrowings had been used to refinance promissory notes used to fund various acquisitions and other growth in 1998.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

         On December 21, 1998, we sold the outstanding notes to the initial purchasers. In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers, which requires us to register the registered notes with the SEC and offer to exchange the registered notes for your outstanding notes.

         The registration rights agreement further provides that we shall use our best efforts to cause the registration statement to be declared effective on or before June 21, 1999, or the annual interest rate borne by the outstanding notes will be increased 0.50% per year until the exchange offer is consummated. Except as discussed below, upon the completion of the exchange offer we will have no further obligations to register your notes.

         We want to advise you that a copy of the registration rights agreement has been filed with the SEC as an exhibit to our annual report on Form 10-K for fiscal 1998 and we strongly encourage you to read the entire text of the registration rights agreement. See "Where You Can Find More Information." We expressly qualify all of our discussions of the registration rights agreement by the terms of the agreement itself. We need representations from you before you can participate in the exchange offer. In order to participate in the exchange offer, we require that you represent to us that:

        o you are acquiring the registered notes in the ordinary course of your business;

        o neither you nor any other person is engaging in or intend to engage in a distribution of your registered notes;

        o neither you nor any other person has an arrangement or understanding with any person to participate in the distribution of the registered notes;

        o neither you nor any other person is our "affiliate," as defined under Rule 405 of the Securities Act; and

        o if you or any other person is a broker-dealer, you will receive registered notes for your own account, your registered notes were acquired as a result of market-making activities or other trading activities, and you will be required to acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

         You may be entitled to "shelf" registration rights. Under the registration rights agreements, we are required to file a shelf registration statement for a continuous offering in compliance with Rule 415 of the Securities Act if:

        o we are not permitted to effect the exchange offer because of any change in law or applicable interpretations of the staff of the SEC;

        o       we do not consummate the exchange offer by June 21, 1999;

        o       you request us to do so following the exchange offer;

        o any applicable law or interpretations do not permit you to participate in the exchange offer;

        o you do not receive freely transferable registered notes in exchange for your outstanding notes; or

        o       we so elect.

         In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for up to two years. Other than as described above, you will not have the right to participate in the shelf registration or require that we register your outstanding notes under the Securities Act.

         If you make the representations that we discuss above and participate in the exchange offer, we believe that you may offer, sell otherwise transfer your registered notes to another party without further registration of your registered notes or delivering a prospectus.

         We base our belief upon existing interpretations by the SEC's staff contained in several "no-action" letters to third-parties unrelated to us. If you tender your outstanding notes in the exchange offer for the purpose of participating in a distribution of registered notes you cannot rely on this interpretation by the SEC's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are not a broker-dealer that receives registered notes for your own account in exchange for your outstanding notes, whether the registered notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

         You may suffer adverse consequences if you fail to exchange your outstanding notes. Following the completion of the exchange offer, except as discussed above and in the registration rights agreement we refer to, you will not have registration rights and your outstanding notes will continue to have some restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your outstanding notes could be adversely affected. See "Risk Factors -- You may not be able to sell your outstanding notes if you do not exchange your outstanding notes for registered notes in the exchange offer."


TERMS OF THE EXCHANGE OFFER

         We will accept any validly tendered outstanding notes which are not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of your outstanding notes. You may tender some or all of your outstanding notes in the exchange offer.

         The form and terms of the registered notes will be the same as the form and terms of your outstanding notes except that:

        o interest on the registered notes will accrue from the last interest payment date on which interest was paid on your outstanding notes, or, if no interest was paid, from the date of the original issuance of your outstanding notes; and

        o the registered notes have been registered under the Securities Act and will not bear a legend restricting their transfer.

         This prospectus, together with the letter of transmittal you received with this prospectus, is being sent to you and to others believed to have beneficial interests in the outstanding notes. You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture governing your outstanding notes. We intend to conduct the exchange offer in compliance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

         We will have accepted your validly tendered outstanding notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for you for the purpose of receiving the registered notes from us. If the exchange agent does not accept your tendered outstanding notes for exchange because of an invalid tender or other valid reason, the exchange agent will return the certificates, without expense, to you promptly as practicable after the expiration date.

         You will not be required to pay brokerage commissions, fees, or transfer taxes in the exchange of your outstanding notes. We will pay all charges and expenses other than any taxes you may incur in connection with the exchange offer.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The exchange offer will expire at 5:00 p.m., New York City time, on   ,
1999, unless we extend the expiration date. In any event, we will hold the exchange offer open for at least twenty business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We reserve the right, in our sole discretion:

        o       to delay accepting your outstanding notes;

        o       to extend the exchange offer;

        o to terminate the exchange offer if any of the conditions shall not have been satisfied by giving oral or written notice of any delay, extension or termination to the exchange agent; or

        o       to amend the terms of the exchange offer in any manner.


PROCEDURES FOR TENDERING YOUR OUTSTANDING NOTES

         Only you may tender your outstanding notes in the exchange offer. Except as stated under "The Exchange Offer -- Book Entry Transfer," to tender in the exchange offer, you must:

        o complete, sign and date the enclosed letter of transmittal, or a copy of it;

        o have the signature on the letter of transmittal guaranteed if required by the letter of transmittal; and

        o mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

         In addition, either:

        o the exchange agent must receive certificates for your outstanding notes and the letter of transmittal before the expiration date; or

        o the exchange agent must receive a timely confirmation of a book-entry transfer of your outstanding notes, if that procedure is available, into the account of the exchange agent at the The

                Depository Trust Company (the "Book-Entry Transfer Facility") under the procedure for book-entry transfer described below before the expiration date; or

        o you must comply with the guaranteed delivery procedures described below.

         For your outstanding notes to be tendered effectively, the exchange agent must receive a letter of transmittal and other required documents or a valid agent's message through the The Depository Trust Company's ATOP system before the expiration date.

         If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

         THE METHOD OF DELIVERY OF YOUR OUTSTANDING NOTES, A LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR OUTSTANDING NOTES DIRECTLY TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.


PROCEDURE IF THE OUTSTANDING NOTES ARE NOT REGISTERED IN YOUR NAME

         If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you want to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder. We urge you to act immediately since the transfer of registered ownership may take considerable time.


SIGNATURE REQUIREMENTS AND SIGNATURE GUARANTEES

         Unless you are a registered holder who requests that your registered notes be mailed to you and issued in your name or unless you are a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act, each an "Eligible Institution," you must guarantee your signature on a letter of transmittal or a notice of withdrawal by an Eligible Guarantor Institution.

         If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity signs the letter of transmittal or any notes or bond powers on your behalf, that person must indicate their capacity when signing, and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

CONDITIONS TO THE EXCHANGE OFFER

         We will decide all questions as to the validity, form, eligibility, acceptance, and withdrawal of tendered outstanding notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all outstanding notes not properly tendered or accept any outstanding notes which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of outstanding notes as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of your outstanding notes, we, the exchange agent, or any other person shall not incur any liability for failure to give any notification. Your tender of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         We reserve the right to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

         These conditions are for our sole benefit and we may assert or waive them at any time or for any reason. Our failure to exercise any of our rights shall not be a waiver of our rights.

         We will not accept for exchange any outstanding notes you tender, and no registered notes will be issued to you in exchange for your outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the registered notes under the Trust Indenture Act of 1939. We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

         In all cases, issuance of registered notes to you will be made only after timely receipt by the exchange agent of certificates for your outstanding notes or a timely Book-Entry Confirmation of your outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions of the holder agreeing to be bound by the letter of transmittal, and all other required documents. If we do not accept any of your tendered outstanding notes for a valid reason or if you submit your outstanding notes for a greater principal amount than you desire to exchange, we will return any unaccepted or non-exchanged outstanding notes to you at our expense. In the case of outstanding notes tender by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility under the book-entry transfer procedures described below, your non-exchanged outstanding notes will be credited to an account maintained with the Book-Entry Transfer Facility. This will occur as promptly as practicable after the expiration or termination of the exchange offer for your outstanding notes.

         Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue registered notes to you in exchange for, any of your outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of your outstanding notes for exchange or the exchange of the registered notes for your outstanding notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.


BOOK-ENTRY TRANSFER

         The exchange agent will make requests to establish accounts at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the Book-Entry Transfer Facility's systems, you may make book-entry delivery of your outstanding notes being tendered by causing the Book-Entry Transfer Facility to transfer your outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility in compliance with the appropriate procedures for transfer. However, although you may deliver your outstanding notes through book-entry transfer at the Book-Entry Transfer Facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery below must be complied with.

         The Depository Trust Company's Automated Tender Offer Program is the only method of processing exchange offer through The Depository Trust Company. To accept the exchange offer through ATOP, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender notes your through ATOP, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your outstanding notes.


GUARANTEED DELIVERY PROCEDURES

         If you are a registered holder of outstanding notes and desire to tender your outstanding notes, and your outstanding notes are not immediately available, or time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your outstanding notes if:

        o       the tender is made through an Eligible Institution;

        o before the expiration date, the exchange agent received from an Eligible Institution a properly completed and duly executed letter of transmittal and Notice of Guaranteed Delivery, in the form provided by us;

        o the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation and all other documents required by the applicable letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery; and

        o the Notice of Guaranteed Delivery shall state your name and address and the amount of outstanding notes you are tendering, that your tender is being made thereby and you guarantee that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation and any other documents required by the applicable letter of transmittal will be deposited by the Eligible Institution with the exchange agent.


WITHDRAWAL RIGHTS

         You may withdraw your tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

         For your withdrawal to be effective, a written or, for a The Depository Trust Company participant, electronic ATOP transmission notice of withdrawal must be received by the exchange agent at its address found in this prospectus before 5:00 p.m., New York City time, on the expiration date.

         Your notice of withdrawal must:

        o       specify your name;

        o identify your outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of your outstanding notes;

        o be signed by you in the same manner as the original signature on the letter of transmittal by which your outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your outstanding notes register the transfer of your outstanding notes into your name; and

        o specify the name in which your outstanding notes are to be registered, if you do not want your outstanding notes registered in your name.

         We will determine all questions as to the validity, form, and eligibility of your notice and our determination shall be final and binding on all you. Any outstanding notes you withdraw will not be considered to have been validly tendered. We will return your outstanding notes which have been tendered but not exchanged without cost to the you as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. You may retender your properly withdrawn outstanding notes by following one of the above procedures before the expiration date.

EXCHANGE AGENT

         You should direct all executed letters of transmittal to the exchange agent. The Bank of New York is the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the exchange agent addressed as follows:

   By Registered or Certified Mail:                                                 By Hand or Overnight Delivery

         The Bank of New York                                                             Before 4:30 p.m.
          101 Barclay Street                         By Facsimile                       The Bank of New York
               Floor 7-E                     (For Eligible Institutions:)                101 Barclay Street
       New York, New York 10286                     (212) 815-6399                 Corporate Trust Services Window
     Attn: Reorganization Section                                                   Attn: Reorganization Section
         Gertrude Jean Pierre                     For Information or                    Gertrude Jean Pierre
            (212) 815-5920                    Confirmation By Telephone:                   (212) 815-5920
                                                    (212) 815-5920

              (originals of all documents sent by facsimile should
            be sent promptly by registered or certified mail, by hand
                         or overnight delivery service.)

FEES AND EXPENSES

         We currently do not intend to make any payments to brokers, dealers, or others to solicit acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

         Our estimated cash expenses incurred in connection with the exchange offer will be paid by us and are estimated to be $0.1 million in the aggregate. This amount includes fees and expenses of the trustees for the registered and outstanding notes, accounting, legal, printing, and related fees and expenses.


TRANSFER TAXES

         If you tender outstanding notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register registered notes in the name of, or request that your outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you will be responsible for the payment of any transfer tax owed.

                       DESCRIPTION OF THE REGISTERED NOTES


GENERAL
         The notes were issued under an indenture among Protection One, Inc., Protection One Alarm Monitoring and The Bank of New York, as trustee, a copy of which is filed with the SEC as an exhibit to our annual report on Form 10-K for the year ended December 31, 1998. The following summary of some of the provisions of the indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of some terms in the indenture and the notes and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the indenture. For definitions of some terms used in this section, see "-- Definitions" below. As used in this "Description of the Registered Notes," all references to

        o "Protection One Alarm Monitoring" means Protection One Alarm Monitoring, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its Subsidiaries and

        o "Protection One, Inc." means Protection One, Inc., or its successors, including any company the common stock of which is exchanged for the common stock of Protection One, Inc. by way of merger or other transaction, excluding, unless the context otherwise requires or as otherwise expressly stated, its Subsidiaries.

         The Protection One, Inc. will guarantee the registered notes on a senior subordinated basis.

         Principal of, premium, if any, and interest on the notes may be exchanged or transferred at the office or agency of Protection One Alarm Monitoring in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the trustee in New York, New York, except that, at the option of Protection One Alarm Monitoring, payment of interest may be made by check mailed to the address of each holder as the address appears in the note register. Where payment is to be made by check, the check will be mailed

        o on the later of the Business Day on which the relevant note is surrendered at the specified office of any of the paying agents and the Business Day preceding the due date for payment, in the case of principal and interest due other than on an interest payment date, and

        o on the Business Day preceding the due date for payment, in the case of interest due on an interest payment date.

         The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1000. Initially, the trustee will act as a paying agent and the registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the trustee's corporate trust office. The trustee, the registrar or any paying agent or transfer agent (each an "Agent") may resign under the provisions of the indenture and Protection One Alarm Monitoring reserves the right at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents. Notice of any change in the Agents, or their specified offices, will promptly be given to the holders of notes in compliance with the procedures in the indenture.

PRINCIPAL, MATURITY AND INTEREST

         The notes are unsecured, senior subordinated obligations of Protection One Alarm Monitoring, limited to $350 million aggregate principal amount, and mature on January 15, 2009 at their principal amount. Interest on the notes will accrue at a rate of 8.125% per annum and will be payable in cash semi-annually on each January 15 and July 15, commencing July 15, 1999. Protection One Alarm Monitoring will make each interest payment to those persons who are holders of record of the notes on the immediately preceding January 1 and July 1. Interest on the notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


OPTIONAL REDEMPTION

         The notes may be redeemed, in whole or in part, at any time at the option of Protection One Alarm Monitoring at the "Make-Whole Price" equal to the greater of

        o       100% of the principal amount of the notes, or

        o as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest, including Additional Interest, as provided for in the Registration Rights Agreement, if any, to the date of redemption.

         Unless Protection One Alarm Monitoring defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of notes called for redemption.


SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, in the absence of any requirements or if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the trustee shall deem fair and appropriate; provided, however, that notes of $1,000 principal amount or less shall not be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to the note shall state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder and delivered by the trustee to the holder by mail upon cancellation of the original note.


FALL-AWAY EVENT

         Protection One, Inc.'s and its Restricted Subsidiaries' obligations to comply with the provisions of the indenture described below under the captions "-- Covenants -- Limitation on Incurrence of Additional Indebtedness," "-- Limitation on Restricted Payments," "Guarantees," "Limitation on Asset Sales," and "Change of Control" will be terminated if at any time

         (1) the notes attain Investment Grade Status, and

         (2) no Default has occurred and is continuing under the indenture (a "Fall-Away Event"); provided, however, that these covenants shall be reinstated as to future events if the notes cease to have Investment Grade Status from either of the Rating Agencies, under the terms, conditions and obligations found in the indenture, the date of reinstatement being the "Reinstatement Date". As a result, upon the occurrence of a Fall-Away Event the notes will be entitled to substantially no covenant protection.


CHANGE OF CONTROL

         If a Change of Control Triggering Event occurs, each holder of notes will have the right to require Protection One Alarm Monitoring to repurchase all or any part, equal to $1,000 or an integral multiple of $1000, of the holder's notes under the Change of Control Offer. In the Change of Control Offer, Protection One Alarm Monitoring will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest on the notes, if any, to the date of purchase. Within ten days following any Change of Control Triggering Event, Protection One Alarm Monitoring will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date"), under the procedures required by the indenture and described in the notice. Protection One Alarm Monitoring will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Change of Control Offer, Protection One Alarm Monitoring will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Change of Control Offer by virtue of its compliance with the applicable securities laws and regulations.

         On the Change of Control Payment Date, Protection One Alarm Monitoring will, to the extent lawful,

        (1) accept for payment all notes or portions of notes properly tendered under the Change of Control Offer,

        (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes tendered and

        (3) deliver or cause to be delivered to the trustee the notes accepted by Protection One Alarm Monitoring together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Protection One Alarm Monitoring.

The paying agent will promptly mail to each holder of notes tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $1,000 or an integral multiple of $1000. Protection One Alarm Monitoring will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The indenture provides that, before the giving of the notice referred to below, but in any event within 30 days following the date on which the Protection One, Inc. becomes aware that a Change of Control Triggering Event has occurred, if the purchase of the notes would violate or constitute a default under any other Indebtedness of the Protection One, Inc. or its Restricted Subsidiaries, the Protection One, Inc. shall, or shall cause its Restricted Subsidiaries, to the extent needed to permit the purchase of notes, either

        (1) repay all the Indebtedness and terminate all commitments outstanding thereunder, or

        (2) obtain the requisite consents, if any, under the Indebtedness to permit the purchase of the notes as provided below.

The Protection One, Inc. will first comply with the covenant in the preceding sentence before it will be required to cause Protection One Alarm Monitoring to make the Change of Control Offer or purchase the notes under the provisions described above; provided, that the Protection One, Inc.'s failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described under clause (3) under "--Events of Default."

         The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that Protection One Alarm Monitoring repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         Our credit facility contains, and future Senior Indebtedness may contain, prohibitions of some of the events that would constitute a Change of Control Triggering Event. In addition, the exercise by the holders of notes of their right to require Protection One Alarm Monitoring to repurchase the notes could cause a default under the other Senior Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of found repurchases on Protection One Alarm Monitoring. Finally, Protection One Alarm Monitoring's ability to pay cash to the holders of notes upon a repurchase may be limited by Protection One Alarm Monitoring's then existing financial resources.

         Protection One Alarm Monitoring will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements found in the indenture applicable to a Change of Control Offer made by Protection One Alarm Monitoring and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

         In addition, Protection One Alarm Monitoring shall not be required to make an Offer to Purchase under this covenant, as provided above, if, in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control offer price and has purchased all notes properly tendered in compliance the terms of the Alternate Offer.


RANKING AND SUBORDINATION

         The payment of the principal of, premium, and interest, including Additional Interest, if any, on the notes, and all other Obligations with respect to the notes, is subordinated in right of payment, to the extent shown in the indenture, to the payment in full in cash of all existing and future Senior Indebtedness of Protection One Alarm Monitoring; provided, however, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Satisfaction and Discharge of Indenture; Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. The notes will be senior subordinated debt of Protection One Alarm Monitoring. After giving pro forma effect to the Lifeline Merger, the Offering and the new credit facility, as of December 31, 1998, Protection One Alarm Monitoring would have had between $1,054.1 million or $969.2 million of Indebtedness outstanding assuming shareholders of Lifeline Systems, Inc. elect the maximum cash consideration or the maximum stock consideration, respectively. In addition, all existing and future liabilities, including trade payables, of each Subsidiary of Protection One Alarm Monitoring will be effectively senior to the notes except to the extent the Subsidiary is a Guarantor. See "Risk Factors -- Subordination of Notes." Although the indenture contains limitations on the amount of additional Indebtedness that the Protection One, Inc. and its Restricted Subsidiaries may incur, under some circumstances the amount of the additional Indebtedness could be substantial and, in any case, all or a portion of the Indebtedness may be Senior Indebtedness and may be secured. See "-- Covenants -- Limitation on Incurrence of Additional Indebtedness."

         Only Indebtedness of Protection One Alarm Monitoring that is Senior Indebtedness will rank senior to the notes in compliance with the provisions of the indenture. The notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of Protection One Alarm Monitoring. Protection One Alarm Monitoring has agreed in the indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate in right of payment to Senior Indebtedness unless the Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, nor is any Indebtedness deemed to be subordinate or junior to other Indebtedness merely because it matures after the other Indebtedness. Secured Indebtedness is not deemed to be Senior Indebtedness merely because it is secured.

         Protection One Alarm Monitoring may not pay principal of, premium or interest, including Additional Interest, if any, or other Obligations with respect to, the notes or make any deposit under the provisions described under "-- Satisfaction and Discharge of Indenture; Defeasance" below and may not otherwise redeem, purchase or retire any notes (collectively, "pay the notes") if

         (1)      any Senior Indebtedness is not paid when due, or

         (2) any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in compliance with its terms unless, in either case, the default has been cured or waived and/or any the acceleration has been rescinded or the Senior Indebtedness has been paid;

provided, however, that Protection One Alarm Monitoring may pay the notes without regard to the foregoing if Protection One Alarm Monitoring and the trustee receive written notice approving the payment from the Representative of the Senior Indebtedness with respect to which either of the events shown in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default, other than a default described in clause (1) or (2) of the preceding sentence, with respect to any Designated Senior Indebtedness under which the maturity of any Senior Indebtedness may be accelerated immediately without further notice, except the notice that may be required to effect the acceleration, or the expiration of any applicable grace periods, Protection One Alarm Monitoring may not pay the notes, for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee with a copy to Protection One Alarm Monitoring of written notice (a "Blockage Notice") of the default from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, or earlier if the Payment Blockage Period is terminated

        (1) by written notice to the trustee and Monitoring from the Person or Persons who gave the Blockage Notice,

        (2) because the default giving rise to the Blockage Notice has been cured or waived or is no longer continuing, or

        (3) because the Designated Senior Indebtedness has been repaid in full.

During this period, holders of the notes may, however, receive

        (1) Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

        (2) securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued on the notes, or

        (3) securities issued by Protection One Alarm Monitoring which are subordinated to Senior Indebtedness at least to the same extent as the notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes.

Notwithstanding the foregoing provisions, but subject to the provisions of the first sentence of this paragraph and the provisions of the immediately succeeding paragraph, Protection One Alarm Monitoring may resume payments on the notes after the end of the Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during this period. However, if any Blockage Notice within the 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness, other than the agent under the credit facility, the agent under our credit facility may give another Blockage Notice within the period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Blockage Notice unless the default shall have been cured or waived for a period of not less than 90 consecutive days. The failure of Protection One Alarm Monitoring to pay principal for more than five days after the date due, or to pay interest, including Additional Interest, if any, on the notes for more than 30 days after the scheduled payment date therefor, as a result of the occurrence of a Payment Blockage Period shall nevertheless constitute an Event of Default under the indenture.

         Upon any payment or distribution of the assets of Protection One Alarm Monitoring upon a total or partial liquidation or dissolution or bankruptcy or reorganization or similar proceeding relating to Protection One Alarm Monitoring or its property, an assignment for the benefit of creditors or any marshalling of Protection One Alarm Monitoring's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of the Senior Indebtedness before the holders of the notes are entitled to receive any payment or distribution, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear, except that holders of the notes may receive:

        (1) Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

        (2) securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued on the notes, or

        (3) securities issued by Protection One Alarm Monitoring which are subordinated to Senior Indebtedness at least to the same extent as the notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes.

         If a distribution is made to the trustee or to holders of the notes that, due to the subordination provisions of the indenture, should not have been made to them, the trustee or the holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

         If payment of the notes is accelerated because of an Event of Default, Protection One Alarm Monitoring or the trustee shall promptly notify the Representative, if any, of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that Protection One Alarm Monitoring and the trustee shall be obligated to notify the Representative, other than with respect to our credit facility, only if the Representative has delivered or caused to be delivered an address for the service of a notice to Protection One Alarm Monitoring and the trustee, and Protection One Alarm Monitoring and the trustee shall be obligated only to deliver the notice to the address so specified. If a notice is required under the immediately preceding sentence, Protection One Alarm Monitoring may not pay the notes, except payment

        (1) in Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

        (2) in securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued thereon, or

        (3) in securities issued by Protection One Alarm Monitoring which are subordinated to the Senior Indebtedness at least to the same extent as the notes and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes, until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice at the address specified in the preceding sentence of the acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

         By reason of the subordination provisions contained in the indenture, in the event of liquidation or insolvency, creditors of Protection One Alarm Monitoring who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and creditors of Protection One Alarm Monitoring who are not holders of Senior Indebtedness, including holders of the notes, may recover less, ratably, than holders of Senior Indebtedness. In addition, subject to the "Merger, Consolidation and Sale of Assets" covenant, the indenture does not prohibit the sale, transfer or other disposition of assets of Protection One Alarm Monitoring to its Restricted Subsidiaries. In the event of a sale, transfer or disposition, holders of the notes will be effectively subordinated to the claims of creditors of the Restricted Subsidiaries with respect to those assets.

         Similar subordination provisions will apply to the note Guarantees by the Protection One, Inc. or any Subsidiary Guarantor. See "-- Covenants -- Guarantees."


FRAUDULENT CONVEYANCE

         A court could void Protection One Alarm Monitoring's obligations under a holder's registered notes, subordinate a holder's registered notes to Protection One Alarm Monitoring's other debt, or order a holder to return any amounts paid to the holder under the registered notes to Protection One Alarm Monitoring or to a fund benefitting Protection One Alarm Monitoring's creditors if the court finds that, at the time Protection One Alarm Monitoring sold the registered notes, it intended to defraud its creditors or did not receive fair value for the registered notes and Protection One Alarm Monitoring:

        o was "insolvent", which means it could not pay its debts when they came due or the sum of Protection One Alarm Monitoring's debts was greater than the fair value of all of its assets, or Protection One Alarm Monitoring became insolvent as a result of its obligations under the registered notes;

        o did not have enough capital to operate its business following the sale of the registered notes; or

        o intended to or believed that it overextended its debt obligations.

         The standards for insolvency vary. Protection One Alarm Monitoring cannot predict which standard a court would apply or if a court would determine that it was insolvent at the time of sale of the registered notes or became insolvent as a result of the sale.


REGISTRATION RIGHTS

         Protection One Alarm Monitoring and the Guarantors have agreed with the Placement Agents, for the benefit of the holders, that Protection One Alarm Monitoring and the Guarantors will use their reasonable best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the registered notes for an issue of senior subordinated notes of Protection One Alarm Monitoring guaranteed by the Guarantors with terms identical to the outstanding notes, except that the registered notes will not bear legends restricting their transfer or providing for Additional Interest.

         In the event that applicable interpretations of the staff of the Commission do not permit Protection One Alarm Monitoring and the Guarantors to effect the Exchange Offer, or under some other circumstances, Protection One Alarm Monitoring and the Guarantors shall, at their cost, use their reasonable best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the notes and to keep the Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or a shorter period that will terminate when all notes covered by the Shelf Registration Statement have been sold under the Shelf Registration Statement. Protection One Alarm Monitoring and the Guarantors shall, in the event of a shelf registration, provide to each holder copies of the prospectus, notify each holder when the

Shelf Registration Statement for the notes has become effective and take some other actions as are required to permit resales of the notes. A holder that sells its notes under the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the civil liability provisions under the Securities Act in connection with sales of the Registered Notes and will be bound by the provisions of the Registration Rights Agreement that are applicable to a holder including some of the indemnification obligations.

         In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or before the date that is six months after the Issue Date, the annual interest rate borne by the notes will be increased by 0.50% per annum ("Additional Interest") until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

         If Protection One Alarm Monitoring and the Guarantors effect the Exchange Offer, they will be entitled to close the Exchange Offer 20 business days after the commencement of the Exchange Offer, provided that they have accepted all notes theretofore validly surrendered and not withdrawn in compliance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the rate shown on the cover page of this prospectus and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in "Transfer Restrictions."

         This summary of some provisions of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from Protection One Alarm Monitoring upon request.


COVENANTS

         The indenture will provide that all of the following restrictive covenants will be applicable to the Protection One, Inc. and its Restricted Subsidiaries unless and until a Fall-Away Event occurs. In this event, the Protection One, Inc. and its Restricted Subsidiaries will be released from their obligations to comply with the restrictive covenants described below, other than "Limitation on Senior Subordinated Debt" and "Merger, Consolidation and Sale of Assets", as well as the related events of default under the notes and the indenture, unless these covenants are reinstated as described in "-- Fall-Away Events" above.

LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

         The indenture will provide that Protection One, Inc. will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that Protection One, Inc. and its Restricted Subsidiaries may incur Indebtedness if the Interest Coverage Ratio at the time of incurrence of the Indebtedness, after giving pro forma effect to the incurrence as of the date and to the use of proceeds from the issuance, is greater than or equal to 2.25:1.

         Notwithstanding any other provision of this "Limitation on Incurrence of Additional Indebtedness" covenant, the maximum amount of Indebtedness that Protection One, Inc. or a Restricted Subsidiary may Incur under this "Limitation on Incurrence of Additional Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

         For purposes of determining compliance with this covenant, if an item of Permitted Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred under the first paragraph of this covenant, Protection One Alarm Monitoring shall, in its sole discretion, classify and, from time to time may reclassify, the item of Indebtedness and the item of Indebtedness will be treated as having been incurred under only one of the clauses of the definition of Permitted Indebtedness or under the first paragraph hereof except as otherwise shown in clause (5) of the definition of Permitted Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

LIMITATION ON SENIOR SUBORDINATED DEBT

         Neither Protection One, Inc., Protection One Alarm Monitoring nor any Restricted Subsidiary that is a Guarantor shall Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness, or Guarantor Senior Indebtedness, as applicable, unless the Indebtedness is pari passu with, or subordinated in right of payment to, the notes or the notes Guarantees, as applicable, to at least the same extent as the notes are subordinated to Senior Indebtedness, or the notes Guarantees are subordinated to Guarantor Senior Indebtedness, as applicable; provided, however, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness or Guarantor Senior Indebtedness that exists by reason of any Liens or Guarantees arising or created in respect of some but not all the Senior Indebtedness or Guarantor Senior Indebtedness.

LIMITATION ON RESTRICTED PAYMENTS

         The indenture will provide that Protection One, Inc. will not, and will not cause or permit its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of the Restricted Payment and immediately after giving effect to the Restricted Payment:

        (1) a Default or Event of Default shall have occurred and be continuing; or

        (2) Protection One, Inc. is not able to incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant; or

        (3) the aggregate amount of Restricted Payments made after the Issue Date, the amount expended for those purposes, if other than in cash, being the fair market value of the property as determined by the board of directors of Protection One, Inc. in good faith, exceeds the sum of

                (a) (x) 100% of Consolidated EBITDA accrued after the Issue Date to the most recent date for which financial information has been filed with the SEC or provided to the trustee (taken as one accounting period), less (y)
                        1.75 times Consolidated Interest Expense for the same period, plus

                (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of Protection One, Inc. in good faith, received after the Issue Date by Protection One, Inc. or any Restricted Subsidiary from any Person, other than a Restricted Subsidiary of Protection One, Inc., from the issuance and sale after the Issue Date of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary, excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Protection One, Inc. or any Restricted Subsidiary, until and to the extent the borrowing is repaid, but including the proceeds from the issuance and sale, whether before or after the Issue Date, of any securities convertible into or exchangeable for Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary to the extent those securities are so converted or exchanged after the Issue Date and including any additional proceeds received by Protection One, Inc. or the Restricted Subsidiary upon the conversion or exchange, plus

                (c)     without duplication of any amount included in clause
                        (3)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (3)(b) above), received by Protection One, Inc. as a capital contribution after the Issue Date, plus

                (d)     $25 million, plus

                (e) an amount equal to the net reduction in Investments in any Unrestricted Subsidiary or in an Affiliate of Protection One, Inc. that is not controlled, directly or indirectly, by Protection One, Inc. resulting from payments of interest on debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to Protection One, Inc. or any Restricted Subsidiary or from the net proceeds (if other than cash, valued as provided in clause (3)(b) above) from the sale of any Investment (except, in each case, to the extent that any payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by Protection One, Inc. or any Restricted Subsidiary in the Person. Notwithstanding the foregoing, these provisions will not prohibit:

        (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

        (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of Protection One, Inc. or any Restricted Subsidiary or any warrants, options or other rights to acquire shares of any class of the Capital Stock either

        (a) solely in exchange for shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or other warrants, options or rights to acquire Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or

        (b) through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or warrants, options or other rights to acquire Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or

                (c) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of, Disqualified Capital Stock;

        (3) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Protection One, Inc., Protection One Alarm Monitoring or any Subsidiary Guarantor which is subordinated in right of payment to the note Guarantee or the notes, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of,

                (a) shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary, or options, warrants or other rights to acquire the Capital Stock or

                (b)     Refinancing Indebtedness;

        (4) payments or distributions to dissenting stockholders under applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets;

        (5) repurchases of warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if those warrants, options or rights represent a portion of the exercise price of the warrants, options or rights;

        (6) dividends on Qualified Capital Stock in an annual amount not to exceed 6.0% of the net cash proceeds received from shares of Qualified Capital Stock sold, other than to a Restricted Subsidiary, for the account of Protection One, Inc. or a Restricted Subsidiary; and

        (7) Investments, not to exceed more than $25 million at any time outstanding, in Unrestricted Subsidiaries or Affiliates of Protection One, Inc. not controlled, directly or indirectly, by Protection One, Inc..

In the case of clauses other than clauses (1), (2) and (7), however, no Event of Default shall have occurred or be continuing at the time of the payment or as a result of that payment. In determining the aggregate amount of Restricted Payments made after the Issue Date, amounts expended under clauses (1), (2)(a),
(2)(b), (3)(a), (4) and (6) shall be included in the calculation.

To the extent the issuance of Capital Stock and the receipt of capital contributions are applied to permit the issuance of Indebtedness under clause
(5) of the definition of Permitted Indebtedness, the issuance of the Capital Stock and the receipt of the capital contributions shall not be applied to permit payments under this covenant.


MERGER, CONSOLIDATION AND SALE OF ASSETS

         The indenture will provide that neither Protection One Alarm Monitoring nor Protection One, Inc. shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

         (1) the Person formed by the consolidation or into which Protection One Alarm Monitoring or Protection One, Inc., as applicable, is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of Protection One Alarm Monitoring or Protection One, Inc., substantially as an entirety

                  (a) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and

                  (b) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the obligations of Protection One Alarm Monitoring and/or Protection One, Inc., as applicable, for the due and punctual payment of the principal of, premium and interest, including Additional Interest, if any, on all the notes and the performance and observance of every covenant of the indenture on the part of Protection One Alarm Monitoring or on the part of Protection One, Inc. to be performed or observed;

         (2) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

         (3) Protection One Alarm Monitoring or Protection One, Inc., as applicable, or the Person shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture comply with the "Merger, Consolidation and Sale of Assets" provisions of the indenture and that all conditions precedent provided for relating to the transaction have been satisfied.

These provisions apply only to a merger or consolidation in which Protection One Alarm Monitoring or a Guarantor, as applicable, is not the surviving corporation and to sales, conveyance, leases and transfers by Protection One Alarm Monitoring and Protection One, Inc. as transferor or lessor.

         The indenture further provides that upon consolidation by Protection One Alarm Monitoring or Protection One, Inc., as applicable, with any other Person or merger by Protection One Alarm Monitoring or Protection One, Inc., as applicable, into any other Person or any sale, conveyance, transfer or lease of the properties and assets of Protection One Alarm Monitoring or Protection One, Inc., as applicable, substantially as an entirety to any Person in compliance with the preceding paragraph, the successor Person formed by the consolidation or into which Protection One Alarm Monitoring or Protection One, Inc., as applicable, is merged or to which the conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Protection One Alarm Monitoring and Protection One, Inc. under the indenture and Protection One, Inc. under its Guarantee, as applicable, with the same effect as if the successor Person had been named as Protection One Alarm Monitoring or Protection One, Inc. therein, respectively, and in the event of a conveyance or transfer, Protection One Alarm Monitoring and Protection One, Inc., as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under the indenture, the notes and the Guarantee of the Protection One, Inc..

LIMITATION ON ASSET SALES

         Protection One, Inc. will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless

         (1) the consideration received by Protection One, Inc. or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the board of directors of Protection One, Inc. or the Restricted Subsidiary, as the case may be, and

         (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of Protection One, Inc. or any Restricted Subsidiary, other than Indebtedness to Protection One Alarm Monitoring or any Restricted Subsidiary;

provided, however, that Protection One, Inc. or the Restricted Subsidiary is irrevocably and unconditionally released from all liability under the indebtedness, or notes or other obligations that are promptly, but in no event more than 90 days after receipt, converted by Protection One, Inc. or the Restricted Subsidiary into cash or Temporary Cash Investments.

         In the event and to the extent that the Net Cash Proceeds received by Protection One, Inc. or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets, determined as of the date closest to the commencement of the 12-month period for which a consolidated balance sheet of Protection One, Inc. has been filed with the SEC or provided to the trustee, then the Protection One, Inc. shall or shall cause the relevant Restricted Subsidiary to:

        (1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

                (a) apply an amount equal to the amount of the Net Cash Proceeds in excess of 10% of Adjusted Consolidated Net Tangible Assets to permanently repay Senior Indebtedness or Guarantor Senior Indebtedness or any Indebtedness of any Restricted Subsidiary, other than a Subsidiary Guarantor, in each owing to a Person other than Protection One, Inc. or any of its Restricted Subsidiaries; or

                (b) invest, including by way of capital expenditure or acquisition of Capital Stock or assets, an equal amount, or the amount not so applied under clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of the agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) related, ancillary, or complementary to the business of Protection One, Inc. and its Restricted Subsidiaries existing on the date of the investment; and

         (2) apply, no later than the end of later of (x) the 12-month period referred to in clause (1) or (y) the additional period referred to in paragraph (b) of clause (1), the Net Cash Proceeds, to the extent not applied under clause (1), as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of the Net Cash Proceeds required to be applied, or to be committed to be applied, during the period shown in clause (1) of the preceding sentence and not applied as so required by the end of the period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase under this "Limitation on Asset Sales" covenant totals at least $10 million, Protection One Alarm Monitoring must commence, not later than the fifteenth Business Day of that month, and consummate an Offer to Purchase from the holders and if required by the terms of any Indebtedness that is pari passu with the notes ("Pari Passu Indebtedness"), from the holders of the Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of notes and Pari Passu Indebtedness equal to the Excess Proceeds on that date, at a purchase price equal to 100% of the principal amount of notes and Pari Passu Indebtedness, plus, in each case, accrued and unpaid interest, if any, to the payment date. If the aggregate principal amount of notes and any Pari Passu Indebtedness validly tendered by holders of notes and Pari Passu Indebtedness exceeds the amount of Excess Proceeds, the notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of this Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

GUARANTEES

         Protection One Alarm Monitoring's obligations under the notes are fully and unconditionally guaranteed on a senior subordinated basis by Protection One, Inc. and, subject to some limitations, by the domestic Restricted Subsidiaries of Protection One, Inc., so long as they remain Restricted Subsidiaries of Protection One, Inc., (each, a "Subsidiary Guarantor"). Accordingly, each note Guarantee is subordinated to the Guarantor Senior Indebtedness of the issuer of the note Guarantee on the same basis as provided above with respect to the subordination of Senior Subordinated Indebtedness of Protection One Alarm Monitoring to Senior Indebtedness of Protection One Alarm Monitoring. Neither Protection One, Inc. nor any Subsidiary Guarantor has any material Guarantor Senior Indebtedness, other than in respect of our credit facility.

         In addition to the Subsidiary Guarantors named in the indenture on the Closing Date, the indenture will provide that any new domestic Restricted Subsidiary of Protection One, Inc. shall become a Guarantor if and for so long as that Restricted Subsidiary provides a Guarantee in respect of Senior Indebtedness of Protection One Alarm Monitoring.

         The indenture will provide that if all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor is sold, including by issuance or otherwise, by Protection One, Inc. or any of its Restricted Subsidiaries in a transaction constituting an Asset Sale that does not otherwise violate the indenture, then the Subsidiary Guarantor, in the event of a sale or other disposition of all of the Capital Stock of the Subsidiary Guarantor, or the Person acquiring the assets, in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor, shall be released and discharged of its obligations under the note Guarantee.

REPORTS

         The indenture will provide that so long as any of the notes are outstanding, Protection One Alarm Monitoring or Protection One, Inc. will provide to the trustee and the holders of notes and file with the SEC, to the extent the submissions are accepted for filing by the SEC, copies of the annual reports and of the information, documents and other reports that Protection One Alarm Monitoring and Protection One, Inc. would have been required to file with the SEC under Sections 13 or 15(d) of the Exchange Act, regardless of whether either of them is then obligated to file the reports.


EVENTS OF DEFAULT

         The following events will be defined in the indenture as "Events of Default":

         (1) the failure to pay interest on the notes when interest becomes due and payable and the Default continues for a period of 30 days, whether or not the payment is prohibited by the provisions described under "-- Ranking and Subordination" above;

         (2) the failure to pay principal of or premium, if any, on any notes when the principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise, whether or not the payment is prohibited by the provisions described under "-- Ranking and Subordination" above, and the Default continues for five or more days;

         (3) a default in the observance or performance of any other covenant or agreement contained in the notes or the indenture, which default continues for a period of 60 days after Protection One Alarm Monitoring receives written notice of default specifying the default from the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

         (4) there occurs with respect to any issue or issues of Indebtedness of Protection One, Inc. or any Significant Restricted Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all the issues of all these Persons, whether the Indebtedness now exists or shall hereafter be created,

                  (a) an event of default that has caused the holder of the Indebtedness to declare the Indebtedness to be due and payable before its Stated Maturity and the Indebtedness has not been discharged in full or the acceleration has not been rescinded or annulled within 60 days of the acceleration, and/or

                  (b) the failure to make a principal payment at the final but not any interim fixed maturity and the defaulted payment shall not have been made, waived or extended within 60 days of the payment default;

         (5) any of the note Guarantees ceases to be in full force and effect or any of the note Guarantees is declared to be null and void and unenforceable or any of the note Guarantees is found to be invalid or any of the Guarantors denies its liability under its note Guarantee other than by reason of release of a Guarantor in compliance with the terms of the indenture;

         (6) one or more judgments in an aggregate amount in excess of $20 million, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against Protection One, Inc. or any of its Significant Restricted Subsidiaries and the judgment or judgments remain undischarged or unstayed for a period of 60 days after the judgment or judgments become final and nonappealable; and

         (7) some events of bankruptcy, insolvency or reorganization affecting Protection One, Inc. or any of its Significant Restricted Subsidiaries.

         Upon the happening of any Event of Default specified in the indenture, other than those of the type described in clause (7) of the preceding paragraph relating to Protection One, Inc. or Protection One Alarm Monitoring, the trustee may, and the trustee upon the request of holders of 25% in principal amount of the outstanding notes shall, or the holders of at least 25% in principal amount of outstanding notes may, declare the principal of all the notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that it is a "Acceleration Notice." The Acceleration Notice

         (1)      shall become immediately due and payable or

         (2) if there are any amounts outstanding under our credit facility, will become due and payable upon the first to occur of an acceleration under our credit facility or five Business Days after receipt by Protection One Alarm Monitoring and the agent under our credit facility of the Acceleration Notice unless all Events of Default specified in the Acceleration Notice have been cured or waived.

         If an Event of Default with respect to bankruptcy proceedings relating to Protection One, Inc. or Protection One Alarm Monitoring occurs and is continuing, then the amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes.

         At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes then outstanding, by notice to the trustee, may rescind and cancel the declaration and its consequences if

         (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,

         (2) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the notes that has become due solely by the declaration of acceleration,

         (3) to the extent the payment of the interest is lawful, interest (at the same rate specified in the notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by the declaration of acceleration has been paid,

         (4) Protection One Alarm Monitoring has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances and

         (5) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (7) of the first paragraph of "-- Events of Default" above, the trustee has received an Officers' Certificate and Opinion of Counsel that the Default or Event of Default has been cured or waived.

         The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes. In the event of any Event of Default specified in clause (4) of the first paragraph of "--Events of Default," the Event of Default and all consequences of an Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 60 days after the Event of Default arose:

         (1) the Indebtedness that is the basis for the Event of Default has been discharged, or

         (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default, or

         (3) if the default that is the basis for the Event of Default has been cured.

         Protection One Alarm Monitoring is required to deliver to the trustee, within 120 days after the end of its fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether Protection One Alarm Monitoring has complied with its obligations under the indenture. In addition, Protection One Alarm Monitoring will be required to notify the trustee of the occurrence and continuation of any Default or Event of Default promptly after Protection One Alarm Monitoring becomes aware of the same.

         Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default thereunder should occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to the provision for security or indemnification and some limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.


SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

         Protection One, Inc. and Protection One Alarm Monitoring may terminate their obligations under the indenture at any time by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by them thereunder. Protection One, Inc. and Protection One Alarm Monitoring, at their option,

         (1) will be discharged from any and all obligations with respect to the notes, except for some of the obligations of Protection One Alarm Monitoring to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust, or

         (2) need not comply with some of the restrictive covenants with respect to the indenture, if Protection One Alarm Monitoring deposits with the trustee, in trust, U.S. legal tender or U.S. Government Obligations or a combination of these that, through the payment of interest and premium on the notes and principal in respect of the notes in compliance with their terms, will be sufficient to pay all the principal of and interest and premium on the notes on the dates the payments are due or through any date of redemption, if earlier than the dates the payments are due, in any case in compliance with the terms of the notes, as well as the trustee's fees and expenses.

         To exercise either option, Protection One Alarm Monitoring is required to deliver to the trustee

         (1) an Opinion of Counsel or a private letter ruling issued to Protection One Alarm Monitoring by the Internal Revenue Service that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge under clause (1) above, accompanied by a private letter ruling issued to Protection One Alarm Monitoring by the IRS to that effect,

         (2) Subject to some qualifications, an Opinion of Counsel that the funds deposited will not be subject to avoidance under applicable bankruptcy law and

         (3) an Officers' Certificate and an Opinion of Counsel that Protection One Alarm Monitoring has complied with all conditions precedent to the defeasance.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (1) above need not be delivered if all notes not previously delivered to the trustee for cancellation

         (1)      have become due and payable,

         (2) will become due and payable on the maturity date within one year or

         (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Protection One Alarm Monitoring.


MODIFICATION OF THE INDENTURE

         From time to time, Protection One, Inc., Protection One Alarm Monitoring and the trustee, together, without the consent of the holders of the notes, may amend or supplement the indenture for some specified purposes, including curing ambiguities, defects or inconsistencies, or making any other change that, in the good faith opinion of the Board of Directors of Protection One, Inc., does not materially and adversely affect the rights of the Holders. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes, except that, without the consent of each holder of the notes affected thereby, no amendment may, directly or indirectly:

        (1) reduce the amount of notes whose holders must consent to an amendment;

        (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

        (3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

        (4) make any notes payable in money other than that stated in the notes and the indenture;

        (5) make any change in provisions of the indenture protecting the right of each holder of a note to receive payment of principal of, premium on and interest on the note on or after the due date of the note or to bring suit to enforce the payment or permitting holders of a majority in principal amount of the notes to waive a Default or Event of Default; or

        (6) after Protection One Alarm Monitoring's obligation to purchase the notes arises under the indenture, amend, modify or change the obligation of Protection One Alarm Monitoring to make or consummate an Offer to Purchase or waive any default in the performance of an Offer to Purchase or modify any of the provisions or definitions with respect to any offer.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Protection One, Inc. or Protection One Alarm Monitoring, shall have any liability for any obligations of Protection One, Inc. or Protection One Alarm

Monitoring under the notes or the indenture or for any claim based on, in respect of, or by reason of the obligations or their creation. Each Holder by accepting a note waives and releases all liability of directors, officers, employees and stockholders. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that this type waiver is against public policy.


CONCERNING THE TRUSTEE

         The indenture contains some limitations on the rights of the trustee, should it become a creditor of Protection One, Inc. or Protection One Alarm Monitoring, to obtain payment of claims in some cases, or to realize on some of the property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. The indenture provides that in case an Event of Default shall occur, which shall not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of that person's own affairs. Under these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


GOVERNING LAW

         The indenture provides that it and the notes will be governed by, and construed in compliance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


DEFINITIONS

         Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all these terms, as well as any other terms used in this "Description of the Registered Notes" for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time that Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Protection One, Inc. or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from that Person and not incurred by that Person in connection with, or in anticipation or contemplation of, that Person becoming a Restricted Subsidiary or the acquisition, merger or consolidation.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Protection One, Inc. and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, except to the extent resulting from write-ups of capital assets, excluding write-ups in connection with accounting for acquisitions in conformity with GAAP, after deducting therefrom

        (1) all current liabilities of the Protection One, Inc. and its Restricted Subsidiaries, excluding intercompany items, and

        (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as shown on the most recent quarterly or annual consolidated balance sheet of the Protection One, Inc. and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee.

         "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the redemption date, plus 0.50%.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means

        (1) any transaction under which any Person shall become a Restricted Subsidiary or shall be consolidated or merged with Protection One, Inc. or any Restricted Subsidiary or

        (2) the acquisition by Protection One, Inc. or any Restricted Subsidiary of assets of any Person comprising a division or line of business of the Person.

         "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by Protection One, Inc. or any of its Restricted Subsidiaries to any Person other than Protection One, Inc. or any of its Restricted Subsidiaries of

        (1) all or any of the Capital Stock of any Restricted Subsidiary owned by Protection One, Inc. or any Restricted Subsidiary,

        (2) all or substantially all of the property and assets of an operating unit or business of Protection One, Inc. or any of its Restricted Subsidiaries or

        (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary or in any Affiliate of Protection One, Inc. not controlled, directly or indirectly, by Protection One, Inc.) of Protection One, Inc. or any of its Restricted Subsidiaries outside the ordinary course of business of Protection One, Inc. or the Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of Protection One, Inc.;

         provided that "Asset Sale" shall not include

                  (a) sales, transfers or other dispositions of inventory, receivables, equipment leases, capital lease obligations and other current assets,

                (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant,

                (c) bona fide sales, transfers or other dispositions of assets for consideration, including cash equalization payments, at least equal to the fair market value, as determined by the Board of Directors of Protection One, Inc., of the assets sold, transferred or disposed of, to the extent that the consideration received would satisfy clause (1)(b) of the "Limitation on Asset Sales" covenant,

                (d) sales or other dispositions of delinquent accounts receivable for collection in the ordinary course of business,

                (e) sales or dispositions of obsolete assets or assets no longer useful in the conduct of Protection One, Inc.'s or the Restricted Subsidiary's business,

                (f) sales or other dispositions resulting from any casualty or condemnation of property,

                (g) licenses and sublicenses of intellectual property and general intangibles and licenses, leases or subleases in the ordinary course of business, or

                (h) sales or other dispositions of assets in any given fiscal year in an amount less than or equal to $5 million.

         "Business Day" means any day, other than a day which is a Saturday, Sunday or legal holiday in the state of New York, on which banks are open for business in New York, New York.

         "Capital Stock" means

         (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of capital stock of the Person and

         (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of the Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligation of the Person to pay rent or other amounts under a lease to which the Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of the obligation at any date shall be the capitalized amount of the obligation at that date, determined in compliance with GAAP.

         "Change of Control" means

         (1) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group," within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, other than the Principal and its Related Parties, becomes the "beneficial owner," as the term is defined in Rule 13d-3 and rule 13d-5 under the Exchange Act, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Protection One, Inc. or Protection One Alarm Monitoring, measured by voting power rather than number of shares, or

         (2) the first day on which at least a majority of the members of the Board of Directors of Protection One, Inc. or Protection One Alarm Monitoring are not Continuing Directors.

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

         "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

         "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in compliance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date,

         (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as shown in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

         (2) if the release, or any successor release, is not published or does not contain the prices on the applicable Business Day,

                  (a) the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

                  (b) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all of the Quotations.

         "Consolidated EBITDA" means, for any period, the net income of Protection One, Inc. and its Restricted Subsidiaries for the period plus, to the extent the amount was deducted in calculating the net income

         (1)      Consolidated Interest Expense,

         (2)      income taxes,

         (3)      depreciation expense,

         (4)      amortization expense,

         (5) all other non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles reducing the net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing the net income, all as determined on a consolidated basis for Protection One, Inc. and its Restricted Subsidiaries in conformity with GAAP;

         (6) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, Dispositions, Asset Acquisitions and similar transactions to the extent these expenses reduce net income; and

         (7)      gains or losses on Dispositions;

provided that, Consolidated EBITDA shall not include

                (a) the net income (or net loss) of any Person that is not a Restricted Subsidiary, except

                           (i) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to Protection One, Inc. or any of its Restricted Subsidiaries by that Person during that period and

                           (ii) with respect to net losses, to the extent of the amount of investments made by Protection One, Inc. or any Restricted Subsidiary in that Person during that period;

                (b) solely for the purposes of calculating the amount of Restricted Payments that may be made under the first clause (3) of the "Limitation on Restricted Payments" covenant described above, and in that case, except to the extent includable under clause (a) above, the net income, or net loss, of any Person accrued before the date it becomes a Restricted Subsidiary or is merged into or consolidated with Protection One, Inc. or any Restricted Subsidiary or all or substantially all of the property and assets of that Person are acquired by Protection One, Inc. or any of its Restricted Subsidiaries; and

                (c) the net income of any Restricted Subsidiary, other than Protection One Alarm Monitoring, to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock outstanding on the Issue Date or incurred or issued thereafter without violation of the indenture; provided that the terms of any agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment, beyond any applicable period of grace, contained in the agreement or instrument and provided the terms are determined by Protection One, Inc. to be customary in comparable financings and the restrictions are determined by Protection One, Inc. not to materially affect Protection One Alarm Monitoring's ability to make principal or interest payments on the notes when due).

         "Consolidated Interest Expense" means, with respect to Protection One, Inc. for any period, without duplication, the sum of

         (1) the interest expense of the Person and its Restricted Subsidiaries for the period as determined on a consolidated basis in compliance with GAAP, including, without limitation,

                (a) any amortization of debt discount, other than discount arising solely as a result of the Incurrence of Indebtedness that is part of an investment unit together with one or more additional securities,

                (b) the net cost under Interest Swap Agreements, including any amortization of discounts,

                (c)     the interest portion of any deferred payment obligation,

                (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and

                (e)     all accrued interest and

        (2) the interest component of Capitalized Lease Obligations paid or accrued by the Person and its Subsidiaries during the period as determined on a consolidated basis in compliance with GAAP; excluding, however,

                (a) any amount of the interest of any Restricted Subsidiary if the net income of the Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA under clause (c) of the definition of Consolidated EBITDA, but only in the same proportion as the net income of the Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA under clause (c) of the definition of Consolidated EBITDA; and

                (b) the amortization of deferred financing costs related to the issuance of the notes or to the funding of our credit facility, all as determined on a consolidated basis for Protection One, Inc. and its Restricted Subsidiaries in conformity with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Protection One, Inc. or Protection One Alarm Monitoring, as applicable, who

        (1) was a member of the Board of Directors on the date of the indenture or

        (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

         "credit facility" means the Credit Agreement between Westar Capital and Protection One Alarm Monitoring, dated April 1, 1998, as amended August 17, 1998, as that agreement may be amended, including any amendment and restatement of the Credit Agreement, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including by way of adding Subsidiaries of Protection One Alarm Monitoring as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under that agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, it being agreed that the Revolving Credit Agreement to be entered into on or about the date of the indenture among Protection One Alarm Monitoring, as borrower, NationsBank, N.A., as administrative agent, and the lenders party thereto from time to time shall, upon its execution and delivery, constitute our credit facility for purposes of this definition.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Debt Rating" shall mean the rating assigned to the notes by Moody's or S&P, as the case may be.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Indebtedness" means

         (1)      all Obligations under our credit facility and

         (2) any other Senior Indebtedness of Protection One Alarm Monitoring which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $35.0 million and is specifically designated by Protection One Alarm Monitoring in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

         "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving that Person (whether or not that Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of that Person's assets or Capital Stock.

         "Disqualified Capital Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures, excluding any maturity as the result of an optional redemption by the issuer of Capital Stock, or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder of Capital Stock, except, in each case, upon the occurrence of a Change of Control if the Capital Stock requires that the Change of Control Offer with respect to the notes be completed before any similar offer being made with respect to the Capital Stock, in whole or in part, on or before the final maturity date of the notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder of Capital Stock before the final maturity date of the notes shall be deemed Disqualified Capital Stock.

         "GAAP" means generally accepted accounting principles in the United States of America, including those shown in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in the other statements by the other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP as in effect on the date of the indenture.

         "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof , of all or any part of any Indebtedness.

         "Indebtedness" means with respect to any Person, without duplication, any liability of the Person

         (1)      for borrowed money,

         (2) evidenced by bonds, debentures, notes or other similar instruments,

         (3)      constituting Capitalized Lease Obligations,

         (4) incurred or assumed as the deferred purchase price of property or services, or under conditional sale obligations and title retention agreements, but excluding trade accounts payable arising in the ordinary course of business,

         (5) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

         (6)      for Indebtedness of others guaranteed by the Person,

         (7) for Interest Swap Agreements, Commodity Agreements and Currency Agreements and

         (8) for Indebtedness of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of the first referred to Person, the amount of the Indebtedness being deemed to be the lesser of the value of the property or asset or the amount of the Indebtedness so secured.

         The amount of Indebtedness of any Person at any date shall be

         (1) the outstanding principal amount of all unconditional obligations described above, as the amount would be calculated in compliance with GAAP,

         (2) the accreted value of Indebtedness, in the case of any Indebtedness issued with original issue discount and

         (3) the principal amount of Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Independent Investment Banker" means any Reference Treasury Dealer appointed by the trustee after consultation with Protection One Alarm Monitoring.

         "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit, including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Protection One, Inc. or its Restricted Subsidiaries, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, the Person and shall include

         (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

         (2) the retention of the Capital Stock, or any other Investment, by Protection One, Inc. or any of its Restricted Subsidiaries, of, or in, any Person that has ceased to be a Restricted Subsidiary.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time the Investment is made or reduced.

         "Investment Grade Status" exists as of a date and thereafter if at the date either

        (1) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher or

        (2) the Debt Rating of S&P is at least BBB-- (or the equivalent) or higher.

         "Issue Date" means the date of original issuance of the notes.

         "Interest Coverage Ratio" means, on any date, the ratio of

        (1) the Consolidated EBITDA for the then most recently completed fiscal quarter before the date for which reports have been filed with the SEC or provided to the trustee (the "Quarter") to

        (2)     the aggregate Consolidated Interest Expense during the Quarter.

         In making the foregoing calculation,

                (a) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Quarter and ending on the date of calculation other than

                        (i) Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder, or under any predecessor revolving credit or similar arrangement, in effect on the last day of the Quarter unless any portion of the debt is projected, in the reasonable judgment of the senior management of Protection One Alarm Monitoring, to remain outstanding for a period in excess of 12 months from the date of the Incurrence of Indebtedness and

                        (ii) Permitted Indebtedness incurred on the date of calculation,

                        in each case as if the Indebtedness had been Incurred or repaid on the first day of the Reference Period;

                        (b) Consolidated Interest Expense attributable to interest on any Indebtedness, whether existing or being Incurred, computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of calculation, taking into account any Interest Swap Agreement applicable to the Indebtedness if the Interest Swap Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of the Indebtedness, had been the applicable rate for the entire period;

                        (c) pro forma effect shall be given to Asset Sales and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales to any discharge or other relief from Indebtedness to which Protection One, Inc. and the Restricted Subsidiaries are not liable following the Asset Sale and for cost savings resulting in connection with an Asset Acquisition as anticipated in good faith to be realized within the next 12 months whether or not the cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; provided, however, that the cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that occur during the Reference Period as if they had occurred and the proceeds had been applied on the first day of the Reference Period; and

                        (d) pro forma effect shall be given to asset sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset sale to any discharge or other relief from Indebtedness to which Protection One, Inc. and the Restricted Subsidiaries are not liable following the asset sale and for cost savings resulting in connection with an asset acquisition as anticipated in good faith to be realized within the next 12 months whether or not those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; provided, however, that the cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Protection One, Inc. or any Restricted Subsidiary during the Reference Period and that would have constituted Asset Sales or Asset Acquisitions had the transactions occurred when the Person was a Restricted Subsidiary as if the asset sales or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of the Reference Period;

provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Sales, the pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

         "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's.

         "Net Cash Proceeds" means,

        (1) with respect to any Asset Sale, the proceeds of the Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of the proceeds, when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

                (a) brokerage commissions and other fees and expenses, including fees and expenses of counsel and investment bankers, related to the Asset Sale,

                (b) provisions for all taxes, whether or not the taxes will actually be paid or are payable, as a result of the Asset Sale without regard to the consolidated results of operations of Protection One, Inc. and its Restricted Subsidiaries, taken as a whole,

                (c) payments made to repay debt or any other obligation outstanding at the time of the Asset Sale that either

                        (i) is secured by a Lien on the property or assets sold or

                        (ii) is required to be paid as a result of the sale and

                (d) appropriate amounts to be provided by Protection One, Inc. or any Restricted Subsidiary as a reserve against any liabilities associated with the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale, all as determined in conformity with GAAP and

         (2) with respect to any issuance or sale of Capital Stock, the proceeds of the issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component thereof, when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

         "Offer to Purchase" means an offer to purchase notes by Protection One Alarm Monitoring from the Holders commenced by mailing a notice to the trustee and each Holder stating:

         (1) the covenant under which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

         (2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, (the "Payment Date");

         (3) that any note not tendered will continue to accrue interest by its terms;

         (4) that, unless Protection One Alarm Monitoring defaults in the payment of the purchase price, any note accepted for payment under the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

         (5) that Holders electing to have a note purchased under the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice before the close of business on the Business Day immediately preceding the Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes delivered for purchase Holder is withdrawing his election to have the notes purchased; and

         (7) that Holders whose notes are being purchased only in part will be issued registered notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

         The offer to purchase shall further describe the material facts and circumstances related to the event with respect to which the particular Offer to Purchase is being made, as determined in good faith by Protection One Alarm Monitoring.

         On the Payment Date, Protection One Alarm Monitoring shall

         (1) accept for payment on a pro rata basis notes or portions of notes validly tendered and not withdrawn under an Offer to Purchase and, in the case of an Offer to Purchase under the "Limitation on Asset Sales" covenant, having an aggregate principal amount not in excess of the Excess Proceeds in respect of the Offer to Purchase, subject to the provisions of the covenant related to Pari Passu Indebtedness,

         (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions accepted; and

         (3) deliver, or cause to be delivered, to the trustee all notes or portions accepted together with an Officers' Certificate specifying the notes or portions accepted for payment by Protection One Alarm Monitoring. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to the Holders a new note equal in principal amount to any unpurchased portion of the note surrendered;

provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Protection One Alarm Monitoring will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. Protection One Alarm Monitoring will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable, if Protection One Alarm Monitoring is required to repurchase notes under an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Offer to Purchase, Protection One Alarm Monitoring will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Offer to Purchase by virtue of its compliance with the applicable securities laws and regulations.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to the Company or the trustee.

         "Permitted Indebtedness" means, without duplication,

         (1) Indebtedness outstanding on the Issue Date or on any Reinstatement Date, including, without limitation, the Convertible notes, Discount notes, Senior notes and Capitalized Lease Obligations;

         (2) Indebtedness of the Protection One, Inc. and any of its Restricted Subsidiaries incurred under our credit facility, including letter of credit obligations, provided that the aggregate principal amount at any time outstanding does not exceed $500.0 million, less any amount of the Indebtedness permanently repaid as provided in the "Limitation on Asset Sales" covenant;

         (3) Indebtedness evidenced by or arising under the notes, the note Guarantees and the indenture in respect of the notes;

         (4) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that the agreements are entered into for bona fide hedging purposes and not for speculative purposes;

         (5) additional Indebtedness of the Protection One, Inc. or any of its Restricted Subsidiaries not otherwise permitted under the "Limitation on Incurrence of Additional Indebtedness" covenant, in an aggregate principal amount that, when aggregated with the aggregate principal amount of all other Indebtedness then outstanding and incurred under this clause
                  (5), does not at any one time outstanding exceed the sum of

                (a)     $75 million and

                (b) without duplication, 100% of the net proceeds received by the Protection One, Inc. or any Restricted Subsidiary from the issue or sale after the Issue Date of Qualified Capital Stock, including upon the conversion or exchange of any Indebtedness, including the Convertible notes, or net proceeds contributed to the capital of the Protection One, Inc. or any Restricted Subsidiary, other than in respect of Disqualified Capital Stock, as determined in compliance with the first clauses (3)(b) and (3)(c) of the "Limitation on Restricted Payments" covenant to the extent the net proceeds have not been applied under the clause to make Restricted Payments or to effect other transactions under the second paragraph of the "Limitation on Restricted Payments" covenant, it being understood that any Indebtedness incurred under this clause (5) shall cease to be deemed incurred or outstanding for purposes of this clause (5) from and after the first date on which the Protection One, Inc. could have incurred the Indebtedness under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant without reliance upon this clause
                        (5), and the Indebtedness shall thereupon be deemed to have been so incurred;

         (6) Refinancing Indebtedness, other than in respect of Indebtedness incurred under clauses (2) and (5) of this definition;

         (7) Indebtedness owed by the Protection One, Inc. to any Restricted Subsidiary, so long as it shall remain a Restricted Subsidiary of the Protection One, Inc., or by any Restricted Subsidiary, so long as it remains a Restricted Subsidiary, to the Protection One, Inc. or any Restricted Subsidiary;

         (8) guarantees by the Protection One, Inc. or Restricted Subsidiaries of any Indebtedness permitted to be incurred under the indenture;

         (9) Indebtedness in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by the Protection One, Inc. or any of its Restricted Subsidiaries in the ordinary course of their business or Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

         (10) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Protection One, Inc. or any of its Restricted Subsidiaries under those agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Protection One, Inc., other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of the business assets or its Restricted Subsidiaries for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by the Protection One, Inc. or any of its Restricted Subsidiaries in connection with the disposition; provided, however, that the Indebtedness is not reflected on the balance sheet of the Protection One, Inc. or any Restricted Subsidiary, contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on the balance sheet for purposes of this clause;

         (11) Indebtedness, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the price or cost of the bona fide acquisition, construction or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning the assets, or incurred to refinance any purchase price or cost of acquisition, construction or improvement, provided, however, that no Indebtedness may be incurred under this clause (11) if the amount of Indebtedness outstanding under this clause (11) exceeds 5% of the total consolidated assets of the Protection One, Inc. and its Subsidiaries as shown on its consolidated balance sheet as of the most recently completed fiscal quarter before the Incurrence of Indebtedness under this clause (11) for which financial statements have been filed with the SEC or provided to the trustee;

         (12) additional Indebtedness incurred for the purpose of financing all or any part of capital expenditures in an amount not to exceed $25 million at any time outstanding; and

         (13) Indebtedness of Persons that are acquired by the Protection One, Inc. or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in compliance with the terms of the indenture; provided, however, that the Indebtedness is not incurred in contemplation of the acquisition or merger; and provided further that after giving effect to the acquisition or merger, the Protection One, Inc. would be permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant.

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision of a governmental agency.

         "Preferred Stock" of any Person means any Capital Stock of the Person that has preferential rights to any other Capital Stock of the Person with respect to dividends or redemptions or upon liquidation.

         "Principal" means Western Resources, Inc.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Rating Category" means

        (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D or equivalent successor categories;

        (2) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C or equivalent successor categories, and

                (3)     the equivalent of the categories referred to in clauses
                        (1) and (2) above of S&P and Moody's used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and for S&P: 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB-- to B+, will constitute a decrease of one gradation).

         "Rating Decline" means

         (1) a decrease of two or more gradations, including gradations within Rating Categories as well as between Rating Categories, in the rating of the notes by either Rating Agency from the rating of the notes by the Rating Agency or

         (2) a withdrawal of the rating of the notes by either Rating Agency, provided that the decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control, which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., NationsBanc Montgomery Securities LLC and TD Securities (USA) Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Protection One Alarm Monitoring shall substitute therefor another Primary Treasury Dealer.


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
         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by a Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the redemption date.

         "Refinancing Indebtedness" means any refinancing by Protection One, Inc. or its Restricted Subsidiaries of Indebtedness of Protection One, Inc. or any of its Restricted Subsidiaries incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant that does not

         (1) result in an increase in the aggregate principal amount of Indebtedness, the principal amount to include, for purposes of this definition, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness, of the Person or

         (2)      create Indebtedness with

                  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or

                  (b) a final maturity earlier than the final maturity of the Indebtedness being refinanced; provided that Indebtedness of Protection One, Inc. or Protection One Alarm Monitoring, other than Guarantor Senior Indebtedness or Senior Indebtedness, as the case may be, that is refinanced by issuing Indebtedness of any Restricted Subsidiary, other than Protection One Alarm Monitoring, shall not be deemed to be Refinancing Indebtedness.

         "Related Party" with respect to the Principal means

         (1) any controlling stockholder or 80% (or more) owned Subsidiary of the Principal or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or the other Persons referred to in the immediately preceding clause (1).

         "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal and interest that would be due after the related redemption date but for the redemption; provided, however, that, if the redemption date is not an interest payment date with respect to the note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued and unpaid to the redemption date.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks [such] a representative, then the Representative for the issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of the issue of Senior Indebtedness.

         "Restricted Payment" means

         (1) the declaration or payment of any dividend or the making of any other distribution, other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock or dividends or distributions by a Restricted Subsidiary so long as in the case of any dividend or distribution payable on or in respect of any class or series of Capital Stock issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Protection One, Inc. or a Restricted Subsidiary receives at least its pro rata share of the dividend or distribution in compliance with its interest in the Capital Stock on shares of the Company's Capital Stock,

         (2) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of Protection One, Inc., or any warrants, rights or options to acquire shares of Capital Stock of Protection One, Inc., other than through the exchange of the Capital Stock or any warrants, rights or options to acquire shares of any class of the Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,

         (3) the voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Protection One, Inc., Protection One Alarm Monitoring or any Subsidiary Guarantor that is subordinated in right of payment to the notes or note Guarantees, and

         (4) Investments in Unrestricted Subsidiaries or in Affiliates of Protection One, Inc. that are not, directly or indirectly, controlled by Protection One, Inc..

         "Restricted Subsidiary" means a direct or indirect Subsidiary of the Protection One, Inc. other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Protection One, Inc. existing as of the Issue Date, including Protection One Alarm Monitoring, unless the context otherwise requires.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business of S&P.

         "Secured Indebtedness" means any Indebtedness of Protection One, Inc. or a Restricted Subsidiary secured by a Lien.

         "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of Protection One Alarm Monitoring, including interest, including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Protection One Alarm Monitoring or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in the proceeding, and premium, if any, thereon, and other monetary amounts, including fees, expenses, reimbursement obligations under letters of credit and indemnities, owing in respect of the Indebtedness unless, in the instrument creating or evidencing the Indebtedness or under which the same is outstanding, it is provided that the obligations in respect of the Indebtedness ranks pari passu with or subordinate to the notes; provided, however, that Senior Indebtedness will not include

         (1) any obligation of Protection One Alarm Monitoring to any Restricted Subsidiary,

         (2) any liability for federal, state, foreign, local or other taxes owed or owing by Protection One Alarm Monitoring,

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees of the Indebtedness or instruments evidencing those liabilities,

         (4) any Indebtedness, Guarantee or obligation of Protection One Alarm Monitoring that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Protection One Alarm Monitoring, including any Senior Subordinated Indebtedness, as to which the notes expressly shall rank pari passu in right of payment, unless the Senior Subordinated Indebtedness is expressly made junior in right of payment to the notes, or

         (5)      obligations in respect of any Capital Stock.

         "Senior Subordinated Indebtedness" means the notes, Convertible notes, Discount notes, and any other Indebtedness of Protection One Alarm Monitoring that specifically provides that the Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

         "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, of the Securities Act, as the Regulation is in effect on the Issue Date.

         "Subsidiary," with respect to any Person, means

         (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by the Person or

         (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by the Person. Notwithstanding anything in the indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the indenture.

         "Subsidiary Guarantors" means each direct and indirect Restricted Subsidiary of the Protection One, Inc. that is required to execute a Guarantee under the indenture.

         "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving the Disposition or the Person to which the Disposition is made.

         "Temporary Cash Investment" means any of the following:

         (1) direct obligations of the United States of America or any agency of the United States of America or obligations fully and/or unconditionally guaranteed by the United States of America or any agency of the United States of America;

         (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States of America or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million, or its foreign currency equivalent, and has outstanding debt which is rated "A," or the similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (3) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

         (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation, other than an Affiliate of the Company, organized and in existence under the laws of the United States of America, any state of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to S&P; and

         (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of any state, commonwealth or territory of the United States of America, and rated at least "A" by S&P or Moody's.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Protection One Alarm Monitoring or any Restricted Subsidiaries, the date the Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date the Restricted Payment is to be made.

         "Unrestricted Subsidiary" means

        (1) any Subsidiary of Protection One, Inc. that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

        (2)     any Subsidiary of an Unrestricted Subsidiary.

                The Board of Directors may designate any Restricted Subsidiary, including any newly acquired or newly formed Subsidiary of Protection One, Inc., other than Protection One Alarm Monitoring, to be an Unrestricted Subsidiary unless the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Protection One, Inc. or any Restricted Subsidiary; provided that

                (a) any Guarantee by Protection One, Inc. or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of the Indebtedness and the "Investment" by Protection One, Inc. or the Restricted Subsidiary (or both, if applicable) at the time of designation;

                (b)     either

                        (i) the Subsidiary to be so designated has total assets of $1,000 or less or

                        (ii) if the Subsidiary has assets greater than $1,000, the designation would be permitted under the "Limitation on Restricted Payments" covenant described above and

                  (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Incurrence of Additional Indebtedness" and "Limitation on Restricted Payments."

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that

         (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation and

         (2) all Indebtedness of the Unrestricted Subsidiary outstanding immediately after the designation would, if Incurred at the time, have been permitted to be Incurred, and shall be deemed to have been Incurred, for all purposes of the indenture.

         Any designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in the obligations, of the United States of America, including any agency or instrumentality of the United States of America, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

         (1) the then outstanding aggregate principal amount of the Indebtedness into

         (2)      the total of the product obtained by multiplying

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (b) the number of years, calculated to the nearest one-twelfth, which will elapse between the date and the making of the payment.

         "Wholly Owned Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of the Subsidiary, other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law, by the Person or one or more Wholly Owned Subsidiaries of the Person.


BOOK - ENTRY; DELIVERY AND FORM

         Except as shown below, your registered notes will be represented by one or more permanent global certificates in definitive, fully registered form. The global certificate will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of a nominee of The Depository Trust Company. Persons who have accounts with the The Depository Trust Company are referred to herein as participants.

         The Global Certificate. We expect that under procedures established by The Depository Trust Company

         (1) upon the issuance of the global certificate, The Depository Trust Company or its custodian will credit, on its internal system, the aggregate principal amount of registered notes of your beneficial interest represented by these global securities to your account if you have an account with The Depository Trust Company and

         (2) your ownership of a beneficial interest in the global certificate will be shown on, and the transfer of your ownership will be effected only through, records maintained by The Depository Trust Company or its nominee, if you are a participant, and the records of participants, if you hold your interest through a participant.

         You may own a beneficial interest in the global certificate only if you have an account with The Depository Trust Company or if you hold your interest through a person with an account with The Depository Trust Company.

         So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the registered notes, The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of your registered notes represented by the global certificate for all purposes. If you have an interest in the global certificate, you will not be able to transfer that interest except in compliance with The Depository Trust Company's procedures, in addition to those procedures provided for in the indenture.

         Payments of the principal, premium, if any, and interest on the global certificate will be made by to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the global certificate. Neither we, the trustee, the paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of your interest in the global certificate or for maintaining, supervising or reviewing any records relating to your interest.

         We expect that The Depository Trust Company, or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of the global certificate, will credit your account, if are a participant, with payments proportionate to your beneficial interest in the principal amount of the global certificate as shown on the records of The Depository Trust Company or its nominee. We also expect that, if you hold your beneficial interest in the global certificate through a participant, payments to you will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees. These payments will be the responsibility of participants who hold your interest.

         If you have are a participant and transfer your registered notes to a participant, the transaction will effected in the ordinary way in compliance with The Depository Trust Company rules and will be settled in clearinghouse funds. If you require delivery of a certificated security for any reason, including to sell registered notes to persons in states that require physical delivery of the certificate, or to pledge your securities, you must transfer your interest in the global certificate in compliance with the normal procedures of The Depository Trust Company and with the procedures found in the indenture.

         The Depository Trust Company has advised us that it will take any action permitted to be taken by you, including the presentation of registered notes for exchange as described below, only at the direction of one or more participants to whose account the The Depository Trust Company interests in the global certificate are credited and only as to the notes specified by the participants.

         The Depository Trust Company has advised us as follows:

         (1) The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York,

        (2)     a member of the Federal Reserve System,

        (3) a "clearing corporation" within the meaning of the Uniform Commercial Code and

        (4) a "Clearing Agency" registered under the provisions of Section 17 A of the Exchange Act.

         The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and some other organizations. Indirect access to the The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although The Depository Trust Company has agreed to the foregoing procedures to facilitate transfers of interests in the global certificate among participants, it is under no obligation to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any obligations under the rules and procedures governing their operations.

         Certificated Securities. If at any time The Depository Trust Company is unwilling or unable to continue as depositary for the global certificate and we do not appoint a successor within 90 days, certificated securities will be issued in exchange for the global certificate.

                              PLAN OF DISTRIBUTION

         Based on an interpretation by the staff of the SEC in no-action letters issued to third parties in similar transactions, we believe that registered notes issued to you in the exchange offer in exchange for your outstanding notes may be offered for resale, resold and otherwise transferred by you, unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this applies only if your registered notes are acquired in the ordinary course of your business and you have no arrangement with any person to participate in the distribution of your registered notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter available June 5, 1991, "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988 and "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 for support of our belief.

         If you are a broker-dealer that receives registered notes for your own account in the exchange offer, you must acknowledge that you will deliver a prospectus with any resale of the registered notes. This prospectus may be used by you in connection with resales of your registered notes received in exchange for outstanding notes where your outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to you for use in connection with any resale. In addition, until , 1999, if you are a broker-dealer effecting transactions in the registered notes you may be required to deliver this prospectus.

         If you are a broker-dealer and receive your registered notes for your own account in the exchange offer, you may sell from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on your registered notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Your resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any registered notes. If you are a broker-dealer that resells registered notes that were received by you for your own account and you participate in a distribution of your registered notes, you may be deemed to be an underwriter within the Securities Act, and any profit on any resale of registered notes, commissions or concessions received by you may be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933, you will not be admitting that you are an underwriter within the meaning of the Securities Act of 1933.

         We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any broker-dealers. We have agreed to indemnify you, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes material federal income tax consequences of the exchange of the outstanding notes under existing federal income tax law. These consequences may change in the future, and affect you adversely. This summary does not discuss all aspects of federal income taxation which may be relevant to you in light of your personal investment circumstances or if you receive special treatment under the federal income tax laws because you are a financial institution, insurance company, tax-exempt organization, broker-dealer, or foreign taxpayer. This summary does not discuss any aspects of other federal taxes or state, local, or foreign tax law and assumes that you hold and will continue to hold your outstanding notes for investment as capital assets under the Internal Revenue Code of 1986. You are advised to consult your tax advisors as to the specific tax consequences of exchanging your outstanding notes, including the application and effect of federal, state, local and foreign income and other tax laws.

         An exchange of your outstanding notes for registered notes should not be treated as an event in which gain or loss, if any, is realized for federal income tax purposes, because the terms of your registered notes do not differ materially in kind or extent from the terms of your outstanding notes. As a result, you should not recognize any gain or loss for federal income tax purposes if you participate in the exchange offer, and the registered notes received in the exchange offer should be treated as a continuation of your outstanding notes surrendered in the exchange offer. You should have the same basis and holding period in your registered notes as you had in your outstanding old note.

                                  LEGAL MATTERS

         Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York will pass upon the legal matters on the validity of the registered notes being offered hereby.

                                     EXPERTS

         The consolidated financial statements and schedules of Protection One, Inc. as of December 31, 1998 and 1997 (restated) and for the years ended December 31, 1998, 1997 (restated) and 1996, and its accounting predecessor, Westinghouse Security, appearing in its Annual Reports (Forms 10-K) for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the SEC under the Securities Act for the registered notes. This prospectus does not include all of the information included in the registration statement. The registration statement includes exhibits and schedules containing documents and information about us that you may find important. You should read these exhibits and schedules for a more complete understanding of the document or matter involved. You can read or copy the complete registration statement and its exhibits and schedules at the public reference section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-SEC-0330 for further information on its public reference rooms or visit the SEC's web site at http://www.sec.gov which contains reports, proxy and information statements and other information filed electronically with the SEC.

         We are required to file annual, quarterly and special reports with the SEC. The indentures governing your notes require us to prepare and deliver copies of these reports and other information to you upon your request, at no cost to you.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, meaning that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information filed later with the SEC will update and supercede the information then on file. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed.

1. The Annual Report on Form 10-K for the year ended December 31, 1998 filed with the SEC on April 14, 1999;

2. The Current Reports on Form 8-K filed with the SEC on January 26, 1999, February 1, 1999, March 25, 1999 and April 1, 1999; and

3.      The Proxy Statement on Schedule 14A filed with the SEC on April 23,
        1999.

         On the request of any person to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents that are not specifically incorporated by reference. Written requests for copies should be directed to Protection One, Inc., 600 Corporate Pointe, 12th Floor, Culver City, California 90230, phone (310) 342-6300, Attention: Investor Relations.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any notes in any state or country where the exchange offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or that prospectus supplement.

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS [SET FORTH] IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

                  TABLE OF CONTENTS
                                                    PAGE

  Prospectus Summary...........................       1
  Risk Factors.................................       8
  Forward-Looking Statements ..................      16
  Ratio of Earnings to Fixed Charges ..........      16
  The Exchange Offer...........................      18
  Description of the Registered Notes..........      26
  Plan of Distribution.........................      66
  Material Federal Income Tax Consequences.....      66
  Legal Matters................................      67
  Experts......................................      67
  Where You Can Find More Information..........      67
  Information Incorporated by Reference........      68


UNTIL ________, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================


                        OFFER TO EXCHANGE ALL OUTSTANDING
                           8 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                                       FOR
                       8 1/8% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2009
                                       OF
                      PROTECTION ONE ALARM MONITORING, INC.
                          UNCONDITIONALLY GUARANTEED BY
                              PROTECTION ONE, INC.


                             ----------------------

                                   PROSPECTUS

                             ----------------------




                                          , 1999

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificates of Incorporation and the Bylaws of Protection One, Inc., Protection One Alarm Monitoring, Inc., Network Multi-Family Security Corporation, Protection One/International, Inc., Protection One Investments, Inc. and Comsec/Narragansett Security Corporation, provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Under the provisions of Section 145 of the DGCL, each of Protection One, Inc. and Protecetion One Alarm Monitoring, Inc. has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the company against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The power to indemnify under the DGCL only applies if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Indemnification is not available if the person has been adjudged to have been liable to Protection One Alarm Monitoring, Inc., unless and only to the extent that the Court of Chancery or the court in the action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for the expenses as the court shall deem proper. The statutes also expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         The above discussion of the Certificates of Incorporation and Bylaws of Protection One, Inc., Protection One Alarm Monitoring, Inc. and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference thereto.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Protection One, Inc. and Protection One Alarm Monitoring, Inc. under the foregoing provisions, or otherwise, Protection One, Inc. and Protection One Alarm Monitoring, Inc. have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Protection One, Inc. and Protection One Alarm Monitoring, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

EXHIBIT
 NO.                                     DESCRIPTION
 ---                                     -----------

2.1 --Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), between Western Resources and Protection One, Inc. ("POI") (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by POI(1) and Protection One Alarm Monitoring, Inc. ("Monitoring")(2) dated July 30, 1997 (the "July 1997 Form 8-K")).

2.2 --Amendment No. 1 dated October 2, 1997, to the Contribution Agreement (incorporated by reference to Exhibit 99.1 to the Current Report of Form 8-K filed by POI and Protection One Alarm Monitoring dated October 2, 1997).

2.3 --Assignment and Assumption Agreement (Centennial Security Holdings, Inc.) dated as of November 24, 1997, among Western Resources, Westar Capital, Inc. ("Westar Capital"), Westar Security, Inc. ("Westar Security") and POI (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated November 24, 1997 (the "November 1997 Form 8-K")).

2.4         --Assignment and Assumption Agreement (Guardian International Inc.)
            dated as of November 24, 1997, among Western Resources, Westar Capital, Westar Security and POI (incorporated by reference to
            Exhibit 2.4 to the November 1997 Form 8-K).

2.5 --Stock Purchase Agreement dated as of October 2, 1997, among Centennial Security Holdings, Inc. ("Centennial"), the shareholders of Centennial and Westar Capital (incorporated by reference to Exhibit 2.5 to the November 1997 Form 8-K).

2.6 --Stock Subscription Agreement dated as of October 4, 1997, between Guardian International, Inc. ("Guardian") and Westar Capital (incorporated by reference to Exhibit 2.6 to the November 1997 Form 8-K).

2.7 --Asset Purchase Agreement among Multimedia Security Service, Inc., Multimedia Cablevisions, Inc. and Protection One Alarm Monitoring dated January 15, 1998 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring on May 14, 1998).

2.8 --Conditional Purchase Agreement, dated as of August 6, 1998, between certain directors and/or officers of Compagnie Europeenne de Telesecuritie and Protection One Alarm Monitoring (incorporated by reference to Exhibit 2.8 to the Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K")).

2.9 --Stock Subscription Agreement, dated as of October 21, 1998, between Guardian and Westar Security (incorporated by reference to Exhibit 2.9 to the 1998 Form 10-K).

2.10 --Amended and Restated Agreement and Plan of Contribution and Merger dated as of October 21, 1998 by and among POI, Protection Acquisition Holding Corporation, P-1 Merger Sub, Inc. (Mass.), P-1 Merger Sub, Inc. (Del.) and Lifeline Systems, Inc. (incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-4 of Protection One Acquisition Holding Corporation filed on December 10,
            1998).

3.1 --Fifth Amended and Restated Certificate of Incorporation of POI, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by POI and Protection One Alarm Monitoring for the year ended September 30, 1997 (the "Fiscal 1997 Form 10-K")).

3.2 --Bylaws of POI (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended March 31, 1996).

3.3 --Certificate of Incorporation of Protection One Alarm Monitoring, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Number 333-09401) originally filed by Protection One Alarm Monitoring and, inter alia, POI on August 1, 1996 (the "August 1996 Form S-3")).

3.4 --Bylaws of Protection One Alarm Monitoring (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by POI and, inter alia, Protection One Alarm Monitoring for the year ended September 30, 1994).

4.1 --Indenture dated as of May 17, 1995, among Protection One Alarm Monitoring, as Issuer, POI, inter alia, as Guarantor, and The First National Bank of Boston ("FNBB"), as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 33-94684) originally filed by POI and, inter alia, Protection One Alarm Monitoring on July 18, 1995 (the "1995 Form S-4")).

4.2 --First Supplemental Indenture dated as of July 26, 1996, among Protection One Alarm Monitoring, as Issuer, POI, inter alia, as Guarantor and State Street Bank and Trust Company ("SSBTC") as successor to FNBB as trustee (incorporated by reference to Exhibit
            4.2 to the Annual Report on Form 10-K filed by POI and Protection One Alarm Monitoring for the year ended September 30, 1996 (the "Fiscal 1996 Form 10-K")).

4.3 --Second Supplemental Indenture dated as of October 28, 1996, among Protection One Alarm Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.3 to the Fiscal 1996 Form 10-K)).

4.4 --Subordinated Debt Shelf Indenture dated as of August 29, 1996, among Protection One Alarm Monitoring as Issuer, POI as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit 4.3 to the August 1996 Form S-3).

4.5 --Supplemental Indenture No. 1 dated as of September 20, 1996, among Protection One Alarm Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring and dated September 20, 1996 (the "September 1996 Form 8-K")).

4.6 --Supplemental Indenture No. 2 dated as of October 28, 1996, among Protection One Alarm Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.6 to the Fiscal 1996 Form 10-K).

4.7 --Amended and Restated Credit Agreement dated as of June 7, 1996, among Protection One Alarm Monitoring, Heller Financial, Inc. ("Heller Financial") as Agent and the financial institutions signatory thereto (the "Lenders") (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended June 30,
            1996).

4.8 --Consent and First Amendment to Credit Agreement dated as of September 16, 1996, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 10.1 to the September 1996 Form 8-K).

4.9 --Second Amendment to Amended and Restated Credit Agreement dated as of March 31, 1997, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended March 31,
            1997).

4.10 --Third Amendment to Amended and Restated Credit Agreement dated as of September 30, 1997, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 4.10 to the Fiscal 1997 Form 10-K).

4.11 --Form of Revolving Note executed by Protection One Alarm Monitoring in favor of each Lender under the Amended and Restated Credit Agreement filed as Exhibit 4.7 (incorporated by reference to Exhibit
            4.9 to the Fiscal 1996 Form 10-K).

4.12 --Amended and Restated Guaranty dated as of June 7, 1996, executed by POI in favor of Heller Financial as Agent (incorporated by reference to Exhibit 4.10 to the Fiscal 1996 Form 10-K).

4.13 --Amended and Restated Stock Pledge Agreement dated as of June 7, 1996, between POI and Heller Financial as Agent (incorporated by reference to Exhibit 4.11 to the Fiscal 1996 Form 10-K).

4.14 --Amended and Restated Security Agreement dated as of June 7, 1996, between Protection One Alarm Monitoring and Heller Financial as Agent (incorporated by reference to Exhibit 4.12 to the Fiscal 1996 Form 10-K).

4.15 --Amended and Restated Continuing Security Interest and Conditional Assignment of Patents, Trademarks, Copyrights and Licenses dated as of June 7, 1996, between Protection One Alarm Monitoring and Heller Financial as Agent (incorporated by reference to Exhibit 4.13 to the Fiscal 1996 Form 10-K).

4.16 --Indenture, dated as of August 17, 1998, among Protection One Alarm Monitoring, as issuer, POI as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 9-4 filed by POI and Protection One Alarm Monitoring on September 22, 1998).

4.17 --Indenture, dated as of December 21, 1998, among Protection One Alarm Monitoring, as issuer, POI, as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.17 to the 1998 Form 10-K).

5.1 --Legal opinion of Weil, Gotshal & Manges LLP as to the validity of the registered notes.++

10.1 --Stock Purchase Warrant dated as of September 16, 1991, issued by POI to Merita Bank, Ltd. (formerly Kansallis-Osake-Pankki) (incorporated by reference to Exhibit 10.25 to the Quarterly Report on Form 10-Q filed by POI and, inter alia, Protection One Alarm Monitoring for the quarter ended March 31, 1994).

10.2 --Amended and Restated Stockholders' Agreement dated as of August 15, 1994, among POI and the stockholders of POI named therein (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1 (Registration No. 33-81292) originally filed by POI on July 8, 1994).

10.3 --Warrant Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and United States Trust Company of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (Registration Statement 33-73002) originally filed by POI, Protection One Alarm Monitoring and certain former subsidiaries of Protection One Alarm Monitoring on December 15, 1993 (the "1993 Form S-4")).

10.4 --Registration Rights Agreement dated as of November 3, 1993, among Protection One Alarm Monitoring, POI, certain former subsidiaries of Protection One Alarm Monitoring and Bear, Stearns & Co., Inc. (incorporated by reference to Exhibit 4.4 to the 1993 Form S-4).

10.5 --Warrant Agreement dated as of May 17, 1995, between POI and The First National Bank of Boston, as Warrant Agent (incorporated by reference to Exhibit 10.40 to the 1995 Form S-4).

10.6 --Common Stock Registration Rights Agreement dated May 17, 1995, among POI, Morgan Stanley & Co. Incorporated and Montgomery Securities (incorporated by reference to Exhibit 10.41 to the 1995 Form S-4).

10.7 --Employment Agreement dated as of November 24, 1997, between Protection One and James M. Mackenzie, Jr. (incorporated by reference to Exhibit 10.4 to the November 1997 Form 8-K).*

10.8 --Employment Agreement dated as of November 24, 1997, between Protection One and John W. Hesse (incorporated by reference to
            Exhibit 10.5 to the November 1997 Form 8-K).*

10.9 --Employment Agreement dated as of November 24, 1997, between Protection One and John E. Mack III (incorporated by reference to
            Exhibit 10.6 to the November 1997 Form 8-K).*

10.10 --Employment Agreement dated as of November 24, 1997, between Protection One and Thomas K. Rankin (incorporated by reference to
            Exhibit 10.7 to the November 1997 Form 8-K).*

10.11 --Employment Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and George A. Weinstock (incorporated by reference to Exhibit 10.13 to the 1993 Form S-4).*

10.12 --Non-Competitive and Non-Solicitation Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and George
            A. Weinstock (incorporated by reference to Exhibit 10.14 to the 1993 Form S-4).*

10.13 --Consulting Agreement dated as of February 19, 1996, between POI and Dr. Ben Enis (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended June 30, 1996).*

10.14 --1994 Stock Option Plan of POI, as amended (incorporated by reference to Exhibit 10.23 to the Fiscal 1996 Form 10-K).*

10.15 --1997 Long-Term Incentive Plan of POI (incorporated by reference to Appendix F to POI's proxy statement dated November 7, 1997).*

10.16 --Notes Registration Rights Agreement dated as of May 17, 1995, among POI, Protection One Alarm Monitoring, Morgan Stanley & Co., Incorporated and Montgomery Securities (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.17 --Agreement for Purchase and Sale of Assets, dated May 25, 1995, between Alert Centre, Inc. and Protection One Alarm Monitoring (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.18 --Agreement to Purchase and Sell Stock dated as of May 23, 1996, among Metrol, the persons named therein as the "Shareholders" (the "Metrol Shareholders"), Protection One Alarm Monitoring and POI (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 (Registration No. 33-5849) originally filed by POI on June 12, 1996 (the "June 1996 Form S-3")).

10.19 --Amendment No. 1 to Agreement dated as of June 28, 1996, among Metrol, the Metrol Shareholders, Protection One Alarm Monitoring and POI (incorporated by reference to Exhibit 2.2 to the June 1996 Form S-3).

10.20 --Escrow Agreement dated May 31, 1996, among Metrol, the Metrol Shareholders, Protection One Alarm Monitoring, POI and First National Bank of Denver, N.A. as the Escrow Agent (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated June 7, 1996 (the "June 1996 Form 8-K")).*

10.21 --Registration Rights Agreement dated as of June 28, 1996, among POI and the Metrol Shareholders (incorporated by reference to Exhibit
            99.1 to the June 1996 Form 8-K).

10.22 --Stock Option Agreement dated as of July 30, 1997, between Western Resources and Protection One (incorporated by reference to Exhibit
            10.1 to the July 1997 Form 8-K).

10.23 --Option and Voting Agreement dated as of July 30, 1997, between Western Resources and Protection One (incorporated by reference to
            Exhibit 10.2 to the July 1997 Form 8-K).

10.24 --Promissory Note dated as of March 2, 1998 between Westar Capital, Inc., and Protection One (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated March 17, 1998).

10.25 --Assignment, Assumption and Guaranty Agreement dated as of January 1, 1998 between Westar Capital, Inc. and Protection One Alarm Monitoring (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring May 14, 1998).

10.26 --Credit Facility Agreement between Westar Capital, Inc., as Lender, and Protection One Alarm Monitoring, as borrower, dated as of April 1, 1998 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring May 15, 1998).

10.27 --Revolving Credit Agreement among Protection One Alarm Monitoring, borrower, NationsBank, N.A., administrative agent, First Union National Bank, syndication agent, Toronto Dominion (Texas), Inc., documentation agent, and Lenders named therein, dated December 21, 1998 (the "Revolving Credit Agreement") (incorporated by reference to Exhibit 10.27 to the 1998 Form 10-K).

10.28 --First Amendment to the Revolving Credit Agreement, dated as of February 26, 1999 (incorporated by reference to Exhibit 10.28 to the 1998 Form 10-K).

12.1 --Statement regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the 1998 Form 10-K).

16.1 --Letter from Coopers & Lybrand to the Securities and Exchange Commission re: Change in Certifying Accountant (incorporated by reference to Exhibit 16 to Amendment No. 1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated February 5, 1998).

21.1 --Subsidiaries of POI and Protection One Alarm Monitoring (incorporated by reference to Exhibit 21 to the 1998 Form 10-K).

23.1        --Consent of Arthur Andersen LLP.+

23.2        --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)++

99.1 --Promissory Note to Westar Capital, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring on March 17, 1998).

99.2 --Registration Rights Agreement, dated December 21, 1998, among Protection One Alarm Monitoring, POI and various subsidiary guarantors and Morgan Stanley & Co. Incorporated, Chase Securities, Inc.; First Union Capital Markets, NationsBanc Montgomery Securities LLC and TD Securities (USA), Inc. (the "Placement Agents") (incorporated by reference to Exhibit 99.2 to the 1998 Form 10-K).

99.3 --Placement Agreement, dated December 16, 1998, among Protection One Alarm Monitoring, POI and various subsidiary guarantors and the Placement Agents (incorporated by reference to Exhibit 99.3 to the 1998 Form 10-K).

-------------------------

* Each Exhibit marked with an asterisk constitutes a management contract or compensatory plan or arrangement required to be filed or incorporated by reference as an Exhibit to this report under Item 14(c) of Form 10-K.

+  Filed herewith.

++  To be filed by amendment.

         (b) During the last quarter of the fiscal year covered by this Report, POI and Protection One Alarm Monitoring filed three Reports on Form 8-K. The Current Report on Form 8-K dated November 2, 1998 reported the proposed transaction with Lifeline Systems, Inc. in response to Item 5. A Current Report on Form 8-K dated December 9, 1998 reported the reorganization of its executive management structure and changes in some executive officers in response to Item
5. A Current Report on Form 8-K dated December 17, 1998 reported an unregistered offering of debt securities in response to Item 5.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned Co-Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the prospectus) which, individually or in the aggregate, represent a fundamental change in the information shown in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price found in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering of securities.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Co-Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

         (5) The undersigned Co-Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Under the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 27, 1999.


PROTECTION ONE ALARM MONITORING, INC.             PROTECTION ONE, INC.

By: /s/ TOM RANKIN                                By: /s/ JOHN E. MACK III
    ----------------------------------                --------------------------
    Tom Rankin                                        John E. Mack III
    President                                         Chief Executive Officer


                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John E. Mack III and Tony Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One, Inc. and Protection One Alarm Monitoring, Inc., or on behalf of the undersigned as a director or officer of Protection One, Inc. and Protection One Alarm Monitoring, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection Therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                          Title                            Date
                ---------                                          -----                            ----
/s/ JOHN E. MACK III                            Chief Executive Officer                      April 27, 1999
--------------------------------------            (Principal Executive Officer)
John E. Mack III


/s/ TONY SOMMA                                  Acting Chief Financial Officer, Secretary    April 27, 1999
--------------------------------------            and Treasurer (Principal Financial and
Tony Somma                                        Accounting Officer)


/s/ PETER C. BROWN                              Director                                     April 27, 1999
--------------------------------------
Peter C. Brown


/s/ ROBERT M. CHEFITZ                           Director                                     April 27, 1999
--------------------------------------
Robert M. Chefitz


/s/ HOWARD A. CHRISTENSEN                       Director                                     April 27, 1999
--------------------------------------
Howard A. Christensen


/s/ BEN M. ENIS                                 Director                                     April 27, 1999
--------------------------------------
Ben M. Enis


/s/ JOSEPH J. GARDNER                           Director                                     April 27, 1999
--------------------------------------
Joseph J. Gardner


/s/ WILLIAM J. GREMP                            Director                                     April 27, 1999
--------------------------------------
William J. Gremp


/s/ STEVEN L. KITCHEN                           Director                                     April 27, 1999
--------------------------------------
Steven L. Kitchen


/s/ CARL M. KOUPAL, JR.                         Director                                     April 27, 1999
--------------------------------------
Carl M. Koupal, Jr.


/s/ DOUGLAS T. LAKE                             Chairman of the Board of Directors           April 27, 1999
--------------------------------------
Douglas T. Lake


/s/ JAMES M. MACKENZIE                          Director                                     April 27, 1999
--------------------------------------
James M. Mackenzie


/s/ JOHN C. NETTELS, JR.                        Director                                     April 27, 1999
--------------------------------------
John C. Nettels, Jr.


/s/ JAMES Q. WILSON                             Director                                     April 27, 1999
--------------------------------------
James Q. Wilson


                                   SIGNATURES

         Under the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 27, 1999.


NETWORK MULTI FAMILY SECURITY CORPORATION

By: /s/ STEVE V. WILLIAMS
    -------------------------------------------
    Steve V. Williams,
    President

                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John E. Mack III and Tony Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Network Multi Family Security Corporation, or on behalf of the undersigned as a director or officer of Network Multi Family Security Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                          Title                            Date
                ---------                                          -----                            ----
/s/ STEVE V. WILLIAMS                           President and Director                       April 27, 1999
--------------------------------------            (Principal Executive Officer)
Steve V. Williams


/s/ PAT McCOLPIN                                Vice President and Chief Financial Officer   April 27, 1999
--------------------------------------            (Principal Financial and Accounting
 Pat McColpin                                     Officer)

/s/ JOHN E. MACK III                            Director                                     April 27, 1999
--------------------------------------
John E. Mack III

                                  SIGNATURES

         Under the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 27, 1999.


COMSEC/NARRAGANSETT SECURITY, INC.

By: /s/ THOMAS K. RANKIN
    --------------------------------------
    Thomas K. Rankin
    President

                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John E. Mack III and Tony Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Comsec/Narragansett Security, Inc. or on behalf of the undersigned as a director or officer of Comsec/Narragansett Security, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                          Title                            Date
                ---------                                          -----                            ----
/s/ THOMAS K. RANKIN                            President                                    April 27, 1999
--------------------------------------
Thomas K. Rankin


/s/ TONY SOMMA                                  Acting Chief Financial Officer, Secretary    April 27, 1999
--------------------------------------          and Treasurer
Tony Somma


/s/ JOHN E. MACK III                            Director                                     April 27, 1999
--------------------------------------
John E. Mack


/s/ STEVEN A. MILLSTEIN                         Director                                     April 27, 1999
--------------------------------------
Steven A. Millstein

                                  SIGNATURES

         Under the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 27, 1999.


PROTECTION ONE INTERNATIONAL, INC.

By: /s/ JOHN E. MACK III
    --------------------------------------
    John E. Mack III
    President

                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John E. Mack III and Tony Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One International, Inc. or on behalf of the undersigned as a director or officer of Protection One International, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                          Title                            Date
                ---------                                          -----                            ----
/s/ THOMAS K. RANKIN                            Vice President and Director                  April 27, 1999
--------------------------------------
Thomas K. Rankin


/s/ TONY SOMMA                                  Acting Chief Financial Officer, Secretary    April 27, 1999
--------------------------------------          and Treasurer
Tony Somma


/s/ JOHN E. MACK III                            Director                                     April 27, 1999
--------------------------------------
John E. Mack

                                   SIGNATURES

         Under the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 27, 1999.


PROTECTION ONE INVESTMENTS, INC.

By: /s/ JOHN E. MACK III
    --------------------------------------
    John E. Mack III
    President

                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John E. Mack III and Tony Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One Investments, Inc. or on behalf of the undersigned as a director or officer of Protection One Investments, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                Signature                                          Title                            Date
                ---------                                          -----                            ----
/s/ THOMAS K. RANKIN                            Vice President and Director                  April 27, 1999
--------------------------------------
Thomas K. Rankin


/s/ TONY SOMMA                                  Acting Chief Financial Officer, Secretary    April 27, 1999
--------------------------------------
Tony Somma                                      and Treasurer


/s/ JOHN E. MACK III                            Director                                     April 27, 1999
--------------------------------------
John E. Mack III


                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
 NO.                                     DESCRIPTION
 ---                                     -----------

2.1 --Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), between Western Resources and Protection One, Inc. ("POI") (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by POI(1) and Protection One Alarm Monitoring, Inc. ("Monitoring")(2) dated July 30, 1997 (the "July 1997 Form 8-K")).

2.2 --Amendment No. 1 dated October 2, 1997, to the Contribution Agreement (incorporated by reference to Exhibit 99.1 to the Current Report of Form 8-K filed by POI and Protection One Alarm Monitoring dated October 2, 1997).

2.3 --Assignment and Assumption Agreement (Centennial Security Holdings, Inc.) dated as of November 24, 1997, among Western Resources, Westar Capital, Inc. ("Westar Capital"), Westar Security, Inc. ("Westar Security") and POI (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated November 24, 1997 (the "November 1997 Form 8-K")).

2.4         --Assignment and Assumption Agreement (Guardian International Inc.)
            dated as of November 24, 1997, among Western Resources, Westar Capital, Westar Security and POI (incorporated by reference to
            Exhibit 2.4 to the November 1997 Form 8-K).

2.5 --Stock Purchase Agreement dated as of October 2, 1997, among Centennial Security Holdings, Inc. ("Centennial"), the shareholders of Centennial and Westar Capital (incorporated by reference to Exhibit 2.5 to the November 1997 Form 8-K).

2.6 --Stock Subscription Agreement dated as of October 4, 1997, between Guardian International, Inc. ("Guardian") and Westar Capital (incorporated by reference to Exhibit 2.6 to the November 1997 Form 8-K).

2.7 --Asset Purchase Agreement among Multimedia Security Service, Inc., Multimedia Cablevisions, Inc. and Protection One Alarm Monitoring dated January 15, 1998 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring on May 14, 1998).

2.8 --Conditional Purchase Agreement, dated as of August 6, 1998, between certain directors and/or officers of Compagnie Europeenne de Telesecuritie and Protection One Alarm Monitoring (incorporated by reference to Exhibit 2.8 to the Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K")).

2.9 --Stock Subscription Agreement, dated as of October 21, 1998, between Guardian and Westar Security (incorporated by reference to Exhibit 2.9 to the 1998 Form 10-K).

2.10 --Amended and Restated Agreement and Plan of Contribution and Merger dated as of October 21, 1998 by and among POI, Protection Acquisition Holding Corporation, P-1 Merger Sub, Inc. (Mass.), P-1 Merger Sub, Inc. (Del.) and Lifeline Systems, Inc. (incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-4 of Protection One Acquisition Holding Corporation filed on December 10,
            1998).

3.1 --Fifth Amended and Restated Certificate of Incorporation of POI, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by POI and Protection One Alarm Monitoring for the year ended September 30, 1997 (the "Fiscal 1997 Form 10-K")).

3.2 --Bylaws of POI (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended March 31, 1996).

3.3 --Certificate of Incorporation of Protection One Alarm Monitoring, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Number 333-09401) originally filed by Protection One Alarm Monitoring and, inter alia, POI on August 1, 1996 (the "August 1996 Form S-3")).

3.4 --Bylaws of Protection One Alarm Monitoring (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by POI and, inter alia, Protection One Alarm Monitoring for the year ended September 30, 1994).

4.1 --Indenture dated as of May 17, 1995, among Protection One Alarm Monitoring, as Issuer, POI, inter alia, as Guarantor, and The First National Bank of Boston ("FNBB"), as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 33-94684) originally filed by POI and, inter alia, Protection One Alarm Monitoring on July 18, 1995 (the "1995 Form S-4")).

4.2 --First Supplemental Indenture dated as of July 26, 1996, among Protection One Alarm Monitoring, as Issuer, POI, inter alia, as Guarantor and State Street Bank and Trust Company ("SSBTC") as successor to FNBB as trustee (incorporated by reference to Exhibit
            4.2 to the Annual Report on Form 10-K filed by POI and Protection One Alarm Monitoring for the year ended September 30, 1996 (the "Fiscal 1996 Form 10-K")).

4.3 --Second Supplemental Indenture dated as of October 28, 1996, among Protection One Alarm Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.3 to the Fiscal 1996 Form 10-K)).

4.4 --Subordinated Debt Shelf Indenture dated as of August 29, 1996, among Protection One Alarm Monitoring as Issuer, POI as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit 4.3 to the August 1996 Form S-3).

4.5 --Supplemental Indenture No. 1 dated as of September 20, 1996, among Protection One Alarm Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring and dated September 20, 1996 (the "September 1996 Form 8-K")).

4.6 --Supplemental Indenture No. 2 dated as of October 28, 1996, among Protection One Alarm Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as trustee (incorporated by reference to Exhibit
            4.6 to the Fiscal 1996 Form 10-K).

4.7 --Amended and Restated Credit Agreement dated as of June 7, 1996, among Protection One Alarm Monitoring, Heller Financial, Inc. ("Heller Financial") as Agent and the financial institutions signatory thereto (the "Lenders") (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended June 30,
            1996).

4.8 --Consent and First Amendment to Credit Agreement dated as of September 16, 1996, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 10.1 to the September 1996 Form 8-K).

4.9 --Second Amendment to Amended and Restated Credit Agreement dated as of March 31, 1997, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended March 31,
            1997).

4.10 --Third Amendment to Amended and Restated Credit Agreement dated as of September 30, 1997, among Protection One Alarm Monitoring, Heller Financial as Agent and the Lenders (incorporated by reference to Exhibit 4.10 to the Fiscal 1997 Form 10-K).

4.11 --Form of Revolving Note executed by Protection One Alarm Monitoring in favor of each Lender under the Amended and Restated Credit Agreement filed as Exhibit 4.7 (incorporated by reference to Exhibit
            4.9 to the Fiscal 1996 Form 10-K).

4.12 --Amended and Restated Guaranty dated as of June 7, 1996, executed by POI in favor of Heller Financial as Agent (incorporated by reference to Exhibit 4.10 to the Fiscal 1996 Form 10-K).

4.13 --Amended and Restated Stock Pledge Agreement dated as of June 7, 1996, between POI and Heller Financial as Agent (incorporated by reference to Exhibit 4.11 to the Fiscal 1996 Form 10-K).

4.14 --Amended and Restated Security Agreement dated as of June 7, 1996, between Protection One Alarm Monitoring and Heller Financial as Agent (incorporated by reference to Exhibit 4.12 to the Fiscal 1996 Form 10-K).

4.15 --Amended and Restated Continuing Security Interest and Conditional Assignment of Patents, Trademarks, Copyrights and Licenses dated as of June 7, 1996, between Protection One Alarm Monitoring and Heller Financial as Agent (incorporated by reference to Exhibit 4.13 to the Fiscal 1996 Form 10-K).

4.16 --Indenture, dated as of August 17, 1998, among Protection One Alarm Monitoring, as issuer, POI as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 9-4 filed by POI and Protection One Alarm Monitoring on September 22, 1998).

4.17 --Indenture, dated as of December 21, 1998, among Protection One Alarm Monitoring, as issuer, POI, as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.17 to the 1998 Form 10-K).

5.1 --Legal opinion of Weil, Gotshal & Manges LLP as to the validity of the registered notes.++

10.1 --Stock Purchase Warrant dated as of September 16, 1991, issued by POI to Merita Bank, Ltd. (formerly Kansallis-Osake-Pankki) (incorporated by reference to Exhibit 10.25 to the Quarterly Report on Form 10-Q filed by POI and, inter alia, Protection One Alarm Monitoring for the quarter ended March 31, 1994).

10.2 --Amended and Restated Stockholders' Agreement dated as of August 15, 1994, among POI and the stockholders of POI named therein (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1 (Registration No. 33-81292) originally filed by POI on July 8, 1994).

10.3 --Warrant Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and United States Trust Company of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (Registration Statement 33-73002) originally filed by POI, Protection One Alarm Monitoring and certain former subsidiaries of Protection One Alarm Monitoring on December 15, 1993 (the "1993 Form S-4")).

10.4 --Registration Rights Agreement dated as of November 3, 1993, among Protection One Alarm Monitoring, POI, certain former subsidiaries of Protection One Alarm Monitoring and Bear, Stearns & Co., Inc. (incorporated by reference to Exhibit 4.4 to the 1993 Form S-4).

10.5 --Warrant Agreement dated as of May 17, 1995, between POI and The First National Bank of Boston, as Warrant Agent (incorporated by reference to Exhibit 10.40 to the 1995 Form S-4).

10.6 --Common Stock Registration Rights Agreement dated May 17, 1995, among POI, Morgan Stanley & Co. Incorporated and Montgomery Securities (incorporated by reference to Exhibit 10.41 to the 1995 Form S-4).

10.7 --Employment Agreement dated as of November 24, 1997, between Protection One and James M. Mackenzie, Jr. (incorporated by reference to Exhibit 10.4 to the November 1997 Form 8-K).*

10.8 --Employment Agreement dated as of November 24, 1997, between Protection One and John W. Hesse (incorporated by reference to
            Exhibit 10.5 to the November 1997 Form 8-K).*

10.9 --Employment Agreement dated as of November 24, 1997, between Protection One and John E. Mack III (incorporated by reference to
            Exhibit 10.6 to the November 1997 Form 8-K).*

10.10 --Employment Agreement dated as of November 24, 1997, between Protection One and Thomas K. Rankin (incorporated by reference to
            Exhibit 10.7 to the November 1997 Form 8-K).*

10.11 --Employment Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and George A. Weinstock (incorporated by reference to Exhibit 10.13 to the 1993 Form S-4).*

10.12 --Non-Competitive and Non-Solicitation Agreement dated as of November 3, 1993, between Protection One Alarm Monitoring and George
            A. Weinstock (incorporated by reference to Exhibit 10.14 to the 1993 Form S-4).*

10.13 --Consulting Agreement dated as of February 19, 1996, between POI and Dr. Ben Enis (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring for the quarter ended June 30, 1996).*

10.14 --1994 Stock Option Plan of POI, as amended (incorporated by reference to Exhibit 10.23 to the Fiscal 1996 Form 10-K).*

10.15 --1997 Long-Term Incentive Plan of POI (incorporated by reference to Appendix F to POI's proxy statement dated November 7, 1997).*

10.16 --Notes Registration Rights Agreement dated as of May 17, 1995, among POI, Protection One Alarm Monitoring, Morgan Stanley & Co., Incorporated and Montgomery Securities (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.17 --Agreement for Purchase and Sale of Assets, dated May 25, 1995, between Alert Centre, Inc. and Protection One Alarm Monitoring (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.18 --Agreement to Purchase and Sell Stock dated as of May 23, 1996, among Metrol, the persons named therein as the "Shareholders" (the "Metrol Shareholders"), Protection One Alarm Monitoring and POI (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 (Registration No. 33-5849) originally filed by POI on June 12, 1996 (the "June 1996 Form S-3")).

10.19 --Amendment No. 1 to Agreement dated as of June 28, 1996, among Metrol, the Metrol Shareholders, Protection One Alarm Monitoring and POI (incorporated by reference to Exhibit 2.2 to the June 1996 Form S-3).

10.20 --Escrow Agreement dated May 31, 1996, among Metrol, the Metrol Shareholders, Protection One Alarm Monitoring, POI and First National Bank of Denver, N.A. as the Escrow Agent (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated June 7, 1996 (the "June 1996 Form 8-K")).*

10.21 --Registration Rights Agreement dated as of June 28, 1996, among POI and the Metrol Shareholders (incorporated by reference to Exhibit
            99.1 to the June 1996 Form 8-K).

10.22 --Stock Option Agreement dated as of July 30, 1997, between Western Resources and Protection One (incorporated by reference to Exhibit
            10.1 to the July 1997 Form 8-K).

10.23 --Option and Voting Agreement dated as of July 30, 1997, between Western Resources and Protection One (incorporated by reference to
            Exhibit 10.2 to the July 1997 Form 8-K).

10.24 --Promissory Note dated as of March 2, 1998 between Westar Capital, Inc., and Protection One (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated March 17, 1998).

10.25 --Assignment, Assumption and Guaranty Agreement dated as of January 1, 1998 between Westar Capital, Inc. and Protection One Alarm Monitoring (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring May 14, 1998).

10.26 --Credit Facility Agreement between Westar Capital, Inc., as Lender, and Protection One Alarm Monitoring, as borrower, dated as of April 1, 1998 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring May 15, 1998).

10.27 --Revolving Credit Agreement among Protection One Alarm Monitoring, borrower, NationsBank, N.A., administrative agent, First Union National Bank, syndication agent, Toronto Dominion (Texas), Inc., documentation agent, and Lenders named therein, dated December 21, 1998 (the "Revolving Credit Agreement") (incorporated by reference to Exhibit 10.27 to the 1998 Form 10-K).

10.28 --First Amendment to the Revolving Credit Agreement, dated as of February 26, 1999 (incorporated by reference to Exhibit 10.28 to the 1998 Form 10-K).

12.1 --Statement regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the 1998 Form 10-K).

16.1 --Letter from Coopers & Lybrand to the Securities and Exchange Commission re: Change in Certifying Accountant (incorporated by reference to Exhibit 16 to Amendment No. 1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring dated February 5, 1998).

21.1 --Subsidiaries of POI and Protection One Alarm Monitoring (incorporated by reference to Exhibit 21 to the 1998 Form 10-K).

23.1        --Consent of Arthur Andersen LLP.+

23.2        --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)++

99.1 --Promissory Note to Westar Capital, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring on March 17, 1998).

99.2 --Registration Rights Agreement, dated December 21, 1998, among Protection One Alarm Monitoring, POI and various subsidiary guarantors and Morgan Stanley & Co. Incorporated, Chase Securities, Inc.; First Union Capital Markets, NationsBanc Montgomery Securities LLC and TD Securities (USA), Inc. (the "Placement Agents") (incorporated by reference to Exhibit 99.2 to the 1998 Form 10-K).

99.3 --Placement Agreement, dated December 16, 1998, among Protection One Alarm Monitoring, POI and various subsidiary guarantors and the Placement Agents (incorporated by reference to Exhibit 99.3 to the 1998 Form 10-K).

-------------------------

* Each Exhibit marked with an asterisk constitutes a management contract or compensatory plan or arrangement required to be filed or incorporated by reference as an Exhibit to this report under Item 14(c) of Form 10-K.

+  Filed herewith.

++  To be filed by amendment.